                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                            Dated as of July 29, 2003

                                      among

                                 STEELCASE INC.,

                                       and

                            THE SUBSIDIARY BORROWERS
                        FROM TIME TO TIME PARTIES HERETO,
                                as the Borrowers

          THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS,

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

        -----------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.
                             BANK ONE EUROPE LIMITED
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                 as Joint Lead Arrangers and Joint Book Runners

        -----------------------------------------------------------------

                         SIDLEY AUSTIN BROWN & WOOD LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                                TABLE OF CONTENTS

SECTION                                                                                                           PAGE
-------                                                                                                           ----
ARTICLE I:  DEFINITIONS AND GENERALLY APPLICABLE PRINCIPLES.....................................................    1
         1.1.  Certain Defined Terms............................................................................    1
         1.2.  References.......................................................................................   27
         1.3.  Company Acting on Behalf of Itself and Subsidiary Borrowers......................................   27
         1.4.  Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers
                  and Special Foreign Subsidiary Borrowers; Joint and Several Liability for Obligations
                  of the Traditional Foreign Subsidiary Borrowers; No Liability of Traditional Foreign
                  Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers
                  or the Special Foreign Subsidiary Borrowers...................................................   28

ARTICLE II:  REVOLVING LOAN FACILITIES..........................................................................   29
         2.1.  Revolving Loans..................................................................................   29
         2.2.  Swing Line Loans.................................................................................   29
         2.3.  Rate Options for all Advances; Maximum Interest Periods..........................................   31
         2.4.  Optional Payments; Mandatory Prepayments.........................................................   31
         2.5.  Voluntary Reduction of Commitments...............................................................   33
         2.6.  Method of Borrowing..............................................................................   33
         2.7.  Method of Selecting Types, Currency and Interest Periods for Advances............................   33
         2.8.  Minimum Amount of Each Advance...................................................................   33
         2.9.  Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation
                  of Advances...................................................................................   34
         2.10.  Default Rate....................................................................................   35
         2.11.  Method of Payment...............................................................................   35
         2.12.  Evidence of Debt................................................................................   35
         2.13.  Notices.........................................................................................   36
         2.14.  Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes........   36
         2.15.  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan
                  Commitment Reductions.........................................................................   42
         2.16.  Lending Installations...........................................................................   42
         2.17.  Non-Receipt of Funds by the Administrative Agent................................................   43
         2.18.  Termination Date................................................................................   43
         2.19.  Replacement of Certain Lenders..................................................................   43
         2.20.  Judgment Currency...............................................................................   44
         2.21.  Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of
                  Reimbursement Obligations.....................................................................   45
         2.22.  Increase of Aggregate Revolving Loan Commitment.................................................   45
         2.23.  Addition of Subsidiary Borrowers................................................................   47

ARTICLE III:  THE LETTER OF CREDIT FACILITY.....................................................................   47
         3.1.  Obligation to Issue Letters of Credit............................................................   47

         3.2.  Intentionally Omitted............................................................................   47
         3.3.  Types and Amounts................................................................................   48
         3.4.  Conditions.......................................................................................   48
         3.5.  Procedure for Issuance of Letters of Credit......................................................   48
         3.6.  Letter of Credit Participation...................................................................   49
         3.7.  Reimbursement Obligation.........................................................................   49
         3.8.  Letter of Credit Fees............................................................................   50
         3.9.  Issuing Bank Reporting Requirements..............................................................   50
         3.10.  Indemnification; Exoneration....................................................................   50
         3.11.  Cash Collateral.................................................................................   51

ARTICLE IV:  CHANGE IN CIRCUMSTANCES............................................................................   52
         4.1.  Yield Protection.................................................................................   52
         4.2.  Changes in Capital Adequacy Regulations..........................................................   53
         4.3.  Availability of Types of Advances................................................................   54
         4.4.  Funding Indemnification..........................................................................   54
         4.5.  Lender Statements; Survival of Indemnity.........................................................   54

ARTICLE V:  CONDITIONS PRECEDENT................................................................................   54
         5.1.  Conditions to Closing............................................................................   54
         5.2.  Each Advance and Letter of Credit................................................................   56
         5.3.  Initial Advance to Each New Subsidiary Borrower..................................................   57

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES.....................................................................   58
         6.1.  Organization; Corporate Powers...................................................................   58
         6.2.  Authority; Validity; Enforceability..............................................................   59
         6.3.  No Conflict; Governmental Consents...............................................................   59
         6.4.  Financial Statements.............................................................................   59
         6.5.  No Material Adverse Change.......................................................................   60
         6.6.  Taxes............................................................................................   60
         6.7.  Litigation; Loss Contingencies...................................................................   60
         6.8.  Subsidiaries.....................................................................................   60
         6.9.  ERISA............................................................................................   60
         6.10.  Accuracy of Information.........................................................................   61
         6.11.  Securities Activities...........................................................................   61
         6.12.  Material Agreements.............................................................................   62
         6.13.  Compliance with Laws............................................................................   62
         6.14.  Assets and Properties...........................................................................   62
         6.15.  Statutory Indebtedness Restrictions.............................................................   62
         6.16.  Environmental Matters...........................................................................   62
         6.17.  Insurance.......................................................................................   63
         6.18.  Solvency........................................................................................   63
         6.19.  Benefits........................................................................................   63
         6.20.  Reportable Transaction..........................................................................   63
         6.21.  Negative and Equal and Ratable Pledge Clauses...................................................   63
         6.22.  Additional Representations and Warranties of Foreign Subsidiary Borrowers.......................   64

ARTICLE VII:  COVENANTS.........................................................................................   65
         7.1.  Reporting........................................................................................   65
         7.2.  Affirmative Covenants............................................................................   69
         7.3.  Negative Covenants...............................................................................   71
         7.4.  Financial Covenants..............................................................................   78

ARTICLE VIII:  DEFAULTS.........................................................................................   80
         8.1.  Defaults.........................................................................................   80

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES.................................   83
         9.1.  Termination of Revolving Loan Commitments; Acceleration..........................................   83
         9.2.  Preservation of Rights...........................................................................   83
         9.3.  Amendments.......................................................................................   83

ARTICLE X:  GENERAL PROVISIONS..................................................................................   85
         10.1.  Survival of Representations.....................................................................   85
         10.2.  Governmental Regulation.........................................................................   85
         10.3.  Accounting......................................................................................   85
         10.4.  Headings........................................................................................   85
         10.5.  Entire Agreement................................................................................   85
         10.6.  Several Obligations; Benefits of this Agreement.................................................   85
         10.7.  Expenses; Indemnification.......................................................................   86
         10.8.  Numbers of Documents............................................................................   87
         10.9.  Confidentiality.................................................................................   87
         10.10.  Severability of Provisions.....................................................................   87
         10.11.  Nonliability of Lenders........................................................................   87
         10.12.  GOVERNING LAW..................................................................................   88
         10.13.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL........................................   88
         10.14.  Subordination of Intercompany Indebtedness.....................................................   89

ARTICLE XI:  THE ADMINISTRATIVE AGENT...........................................................................   90
         11.1.  Appointment; Nature of Relationship.............................................................   90
         11.2.  Powers..........................................................................................   90
         11.3.  General Immunity................................................................................   90
         11.4.  No Responsibility for Loans, Creditworthiness, Recitals, Etc....................................   90
         11.5.  Action on Instructions of Lenders...............................................................   91
         11.6.  Employment of Administrative Agent and Counsel..................................................   91
         11.7.  Reliance on Documents; Counsel..................................................................   91
         11.8.  The Administrative Agent's Reimbursement and Indemnification....................................   91
         11.9.  Rights as a Lender..............................................................................   92
         11.10.  Lender Credit Decision.........................................................................   92
         11.11.  Successor Administrative Agent.................................................................   92
         11.12.  No Duties Imposed Upon Syndication Agent or Arrangers..........................................   93
         11.13.  Notice of Default..............................................................................   93
         11.14.  Delegation to Affiliates.......................................................................   93

         11.15.  Authority with Respect to Guarantees and Pledge Agreements.....................................   93

ARTICLE XII:  SETOFF; RATABLE PAYMENTS..........................................................................   94
         12.1.  Setoff..........................................................................................   94
         12.2.  Ratable Payments................................................................................   95
         12.3.  Relations Among Lenders.........................................................................   95
         12.4.  Representations and Covenants Among Lenders.....................................................   95

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................................................   95
         13.1.  Successors and Assigns; Designated Lenders......................................................   95
         13.2.  Participations..................................................................................   97
         13.3.  Assignments.....................................................................................   98
         13.4.  Dissemination of Information....................................................................  100
         13.5.  Tax Certifications..............................................................................  100

ARTICLE XIV:  NOTICES...........................................................................................  100
         14.1.  Giving Notice...................................................................................  100
         14.2.  Change of Address...............................................................................  100

ARTICLE XV:  COUNTERPARTS.......................................................................................  101

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A            --        Revolving Loan Commitments
                               (Definitions)
EXHIBIT A-1          --        Eurocurrency Payment Offices
                               (Definitions)
EXHIBIT B            --        Form of Borrowing/Election Notice
                               (Section 2.2, Section 2.7 and Section 2.9)
EXHIBIT C            --        Form of Request for Letter of Credit
                               (Section 3.4)
EXHIBIT D            _         Form of Assignment Agreement
                               (Definitions and Section 13.3)
EXHIBIT E            --        Form of Company's and Subsidiary Guarantors' Counsel's Opinion
                               (Sections 5.1 and 5.3)
EXHIBIT F            --        List of Closing Documents
                               (Section 5.1)
EXHIBIT G            --        Form of Officer's Certificate
                               (Sections 5.2 and 7.1(A)(iii))
EXHIBIT H            --        Form of Compliance Certificate
                               (Sections 5.2 and 7.1(A)(iii))
EXHIBIT I            --        Form of Subsidiary Guaranty
                               (Definitions)
EXHIBIT J            --        Form of Revolving Loan Note
                               (If Requested) (Section 2.12(D))
EXHIBIT K            --        Form of Assumption Letter
                               (Definitions)
EXHIBIT L            --        Form of Designation Agreement
                               (Section 13.1(B))
EXHIBIT M            --        Form of Commitment and Acceptance
                               (Section 2.22)

                                    SCHEDULES

Pricing Schedule

Schedule 6.21                --          Negative and Equal and Ratable Pledge Clauses (Section 6.21)

Schedule 7.3(A)(i)           --          Permitted Existing Non-Guarantor Subsidiary Indebtedness (Definitions,
                                         Section 7.3(A)(i))

Schedule 7.3(C)(ii)          --          Permitted Existing Liens (Section 7.3(C)(ii))

Schedule 7.3(D)(vi)          --          Permitted Existing Non-Obligor Subsidiary Investments (Section 7.3(D)(vi))

Schedule 7.3(D)(ix)          --          Permitted Existing Additional Investments (Section 7.3(D)(ix))

                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, dated as of July 29, 2003, is entered into by and among Steelcase Inc., a Michigan corporation, as the Company, the Subsidiary Borrowers from time to time parties hereto, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, Bank One, NA (Main Office Chicago), as Administrative Agent for itself and the other Lenders and Bank of America, N.A., as Syndication Agent. The parties hereto agree as follows:

         ARTICLE I: DEFINITIONS AND GENERALLY APPLICABLE PRINCIPLES

         1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ACCOUNTING CHANGE" is defined in Section 10.3 hereof.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (other than transactions involving solely the Company and its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

         "ADJUSTED EBITDA" means, with respect to the Company and its consolidated Subsidiaries (all as determined in accordance with Agreement Accounting Principles):

         (a)      EBIT,

plus     (b)      all amounts deducted in determining such EBIT on account of depreciation and amortization expense,

minus    (c)      any extraordinary or unusual gains or non-recurring gains
                  (including any restructuring gains, all such non-recurring gains to be determined by the Company in a manner consistent with the Company's consolidated financial statements for the fiscal year ending February 28, 2003) to the extent added in computing such EBIT (or plus any extraordinary or unusual non-cash losses or charges or non-recurring non-cash losses or charges (other than any such non-cash loss or charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), including any non-cash restructuring losses or charges, all such non-recurring non-cash losses or charges to be determined by the Company in a manner consistent with the Company's consolidated financial statements for the fiscal year ending February 28, 2003) to the extent deducted in computing such EBIT, and plus (i) any loss or charge on the sale of the Company's lease portfolio or (ii) any loss or charge on the disposition of any non-strategic assets divested in the fiscal year ending February 27, 2004 to the extent such losses or charges do not in the aggregate exceed $25,000,000),

plus     (d)      cash charges (net of cash gains) in an aggregate amount not to exceed $20,000,000 to the extent deducted in computing such EBIT identified for the fiscal year ending February 27, 2004 relating to restructuring activities,

plus     (e)      any non-cash impairments to fixed assets or goodwill or other intangible assets to the extent deducted in computing such EBIT and such fixed assets or goodwill or other intangible assets are identified on the Company's consolidated balance sheet for the fiscal quarter ending May 30, 2003,

plus     (f)      for the fiscal quarter ending May 30, 2003, $13,000,000
                  (attributable to net nonrecurring charges occurring during the fiscal quarter ended August 23, 2002),

plus     (g)      for the fiscal quarters ending May 30, 2003 and August 29,
                  2003, $31,000,000 (attributable to net nonrecurring charges occurring during the fiscal quarter ended November 22, 2002),

minus    (h)      for the fiscal quarters ending May 30, 2003, August 29, 2003 and November 28, 2003, $23,000,000 (attributable to net nonrecurring gains occurring during the fiscal quarter ended
                  February 28, 2003).

Notwithstanding anything herein, with respect to any Acquisition having an aggregate purchase price (including the assumption of Indebtedness in connection therewith and any transaction related contractual payments for which the amount and liability are established at the time the Acquisition is consummated) of greater than or equal to $5,000,000 (and otherwise, at the Company's option), in any financial statements of the Company or in generally accepted accounting principles to the contrary, for purposes of calculating and determining Adjusted EBITDA for any fiscal quarter of the Company, any Acquisition made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such Adjusted EBITDA was calculated shall be deemed to have occurred on the first day of the relevant period for which such Adjusted EBITDA was calculated on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Acquisition.

         "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to Article XI hereof.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to a Borrower of the same Type and, in the case of Eurocurrency Rate Advances, in the same currency and for the same Interest Period.

         "AFFECTED LENDER" is defined in Section 2.19 hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person (i) is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of greater than or equal to ten percent (10%) or more of the combined voting power of the controlled Person (giving effect to the relative voting rights associated with the voting securities or other voting interests held by the controlling Person) or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as the same may be increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00).

         "AGREED CURRENCIES" means (i) Dollars and (ii) so long as such currency remains an eligible currency, euro. For purposes of this Agreement, euro shall remain an eligible currency so long as neither the Administrative Agent nor the Company has given notice in accordance with Section 2.21 and such currency remains readily available, freely traded and one for which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If in the determination of the Administrative Agent, (a) the euro shall no longer be readily available or freely traded or (b) an Equivalent Amount is not readily calculable therefor (each of clause (a) and (b), a "DISQUALIFYING EVENT"), then the Administrative Agent shall promptly notify the Lenders and the Company, and the euro shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Company shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars, subject to the other terms contained in Articles II and IV.

         "AGREEMENT" means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4; provided, however, that except as provided in Section 10.3, with respect to the calculation of the financial covenants set forth in Section 7.4, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "APPLICABLE EUROCURRENCY MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions the Pricing Schedule hereto.

         "APPLICABLE FACILITY FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

         "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of the Pricing Schedule hereto.

         "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum used to calculate Letter of Credit fees equal to the Applicable Eurocurrency Margin then in effect.

         "APPLICABLE UTILIZATION FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(c)(ii) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ARRANGER" means each of Banc One Capital Markets, Inc., Bank One Europe Limited and Banc of America Securities LLC in its respective capacity as a joint lead arranger and joint book runner for the loan transaction evidenced by this Agreement.

         "ASSIGNMENT AGREEMENT" means an assignment and assumption agreement entered into in connection with an assignment pursuant to Section 13.3 hereof in substantially the form of Exhibit D.

         "ASSET COVERAGE RATIO" is defined in Section 7.4(D) hereof.

         "ASSET SALE" means, with respect to the Company or any of its Subsidiaries, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) to any Person other than (i) the sale of Receivables and Related Security in connection with a Permitted Receivables Financing, (ii) the continued sale of the lease portfolio of the Company and its Subsidiaries,
(iii) the sale of assets having a book value of approximately $11,300,000 and identified as of February 28, 2003 as being held for sale, (iv) the sale of inventory in the ordinary course of business, (v) the sale of a non-strategic subsidiary having a book value of approximately $15,000,000 as of February 28, 2003, (vi) the sale, lease, conveyance, disposition or other transfer to the Company or any Subsidiary and (vii) the sale or exchange of any capital asset (including aircraft operated by the Company) in good faith contemplation of the purchase or acquisition by the Company or any Subsidiary of a capital asset of like kind within 180 days after such sale or exchange.

         "ASSUMPTION LETTER" means a letter from a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit K hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions of this Agreement as if originally a party hereto.

         "AUTHORIZED OFFICER" means any of the president and chief executive officer, the chief financial officer, the treasurer, the Director of Corporate Treasury Services or any vice president of the Company, acting singly.

         "BANK OF AMERICA" means Bank of America, N.A., in its individual capacity, and its successors.

         "BANK ONE" means Bank One, NA (Main Office Chicago), in its individual capacity, and its successors.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan, a plan not governed by ERISA or a nonqualified retirement plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means each of (i) the Company and (ii) any Subsidiary Borrower, and "BORROWERS" means, collectively, the Company and all Subsidiary Borrowers.

         "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

         "BORROWING/ELECTION NOTICE" is defined in Section 2.7 hereof.

         "BUSINESS DAY" means:

         (a) with respect to any borrowing, payment or rate selection of Eurocurrency Rate Advances where the Agreed Currency is Dollars, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market;

         (b) with respect to any borrowing, payment or rate selection of Eurocurrency Rate Advances where the Agreed Currency is euro, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, New York, New York and London, England for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system, dealings in euro are carried on in the relevant interbank market and any clearing system determined by the Administrative Agent to be suitable for clearing or settlement of euro is open for business; and

         (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures by the Company and its consolidated Subsidiaries during such period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts on the consolidated balance sheet of the Company and its Subsidiaries; provided, however, that with respect to expenditures relating to the acquisition of an asset in an exchange of a like-kind asset, such expenditures shall be net of any proceeds received by, or amounts credited to, the Company or its consolidated Subsidiaries in connection with the sale or exchange of the existing asset that is being functionally replaced within 180 days of such sale or exchange.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the governments of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A (or better) by S&P or A2 (or better) by Moody's, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $250,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by S&P or Baa2 (or better) by Moody's; and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P, P-1 (or better) by Moody's; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

         "CHANGE" is defined in Section 4.2 hereof.

         "CHANGE OF CONTROL" means an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than any holder or beneficial owner of the Company's Class B common stock, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the combined voting power of the Company's outstanding Capital Stock ordinarily having the right to vote at an election of directors.

         "CLOSING DATE" means July 29, 2003.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "COMMITMENT AND ACCEPTANCE" is defined in Section 2.22 hereof.

         "COMMITMENT INCREASE NOTICE" is defined in Section 2.22 hereof.

         "COMPANY" means Steelcase Inc., a Michigan corporation, together with its successors and permitted assigns, including a debtor-in-possession on behalf of the Company.

         "COMPANY GUARANTY" means that certain Guaranty, dated as of the date required pursuant to Section 5.3, in form and substance substantially similar to
Exhibit I hereto (with such appropriate changes as may be agreed to by the Administrative Agent), executed by the Company in favor of the Administrative Agent, for the ratable benefit of the itself and the other Holders of Obligations, unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Subsidiary Borrowers arising under or in connection with the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "CONSOLIDATED ASSETS" means, as of any date, except as expressly provided herein, the total assets of the Company and its Subsidiaries on a consolidated basis, determined for the most recent fiscal quarter for which financial statements are publicly available in accordance with Agreement Accounting Principles.

         "CONSOLIDATED SALES" means, for any period, except as expressly provided herein, the total sales of the Company and its Subsidiaries on a consolidated basis, determined for the most recent fiscal quarter for which financial statements are publicly available in accordance with Agreement Accounting Principles.

         "CONSOLIDATED NET WORTH" means, at a particular date, the amount reported as shareholders' equity on the consolidated balance sheet for the Company and its consolidated

Subsidiaries for the most recent fiscal quarter for which financial statements are publicly available determined in accordance with Agreement Accounting Principles.

         "CONTAMINANT" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance for which liability or standards of care are imposed under any Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens with respect to the payment of taxes, assessments or governmental charges in all cases (A) which are not yet due and payable or (B) if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed, which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which (x) adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as in effect from time to time, if and to the extent that such generally accepted accounting principles so require, and (y) in the case of any Environmental Liens, any Liens in favor of the IRS or any Liens in favor of the PBGC that are being contested, no such Liens, individually or in the aggregate, exceed $30,000,000;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as may be in effect from time to time, if and to the extent that such generally accepted accounting principles so require;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the assets or property of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $35,000,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof; and

                  (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.

         "DEFAULT" means an event described in Article VIII hereof.

         "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 13.1(B).

         "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 13.1(B).

         "DESIGNATION AGREEMENT" is defined in Section 13.1(B).

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

         "DOMESTIC SUBSIDIARY BORROWER" means a Subsidiary Borrower that is a Domestic Subsidiary.

         "EBIT" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) foreign, federal, state and local income taxes to the extent deducted in computing Net Income, plus (iv) the amount of any cash dividends received from minority interests or joint ventures, all as determined in accordance with Agreement Accounting Principles.

         "EFFECTIVE COMMITMENT AMOUNT" is defined in Section 2.22 hereof.

         "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and
(i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all applicable Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto and any successor statutes.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUAL AND RATABLE DEBT" means any Indebtedness of the Company or any of its Subsidiaries which includes a negative pledge clause prohibiting the creation of a Lien on the assets of the Company or any of its Subsidiaries in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations unless the holders of such indebtedness shall be provided with an equal and ratable Lien on such assets.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUIVALENT AMOUNT" of any currency at any date shall mean the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or an Affiliate of the Administrative Agent in the London interbank market (or other market where the Administrative Agent's foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or an Affiliate of the Administrative Agent may use any reasonable method it deems appropriate (after consultation with the Company) to determine such amount, and such determination shall be conclusive absent manifest error.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURO" means the lawful currency of the member states of the European Union which adopted the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

         "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the Agreed Currency as reported by Telerate (or, if Telerate shall not display such a rate or if the Administrative Agent shall not subscribe to Telerate, any other generally recognized financial information reporting service) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, as adjusted for Reserves; provided that if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in the Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Rate Loan and having a maturity equal to such Interest Period, as adjusted for Reserves.

         "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency on Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the Company and each Lender as its Eurocurrency Payment Office.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the Applicable Eurocurrency Margin then in effect.

         "EUROCURRENCY RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY RATE LOAN" means a Loan made on a fully syndicated basis pursuant to Section 2.1, which bears interest at the Eurocurrency Rate.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FIRST-TIER FOREIGN SUBSIDIARY" means each Foreign Subsidiary (other than a Special Foreign Subsidiary) with respect to which any one or more of the Company, its Domestic Subsidiaries or its Special Foreign Subsidiaries directly owns or controls more than fifty percent (50%) of such Foreign Subsidiary's Capital Stock.

         "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus the Applicable Floating Rate Margin then in effect.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located outside the United States of America.

         "FOREIGN SUBSIDIARY BORROWER" means a Subsidiary Borrower that is a Foreign Subsidiary and shall include any Special Foreign Subsidiary Borrower or Traditional Foreign Subsidiary Borrower.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GOVERNMENTAL ACTS" is defined in Section 3.10(A) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "GUARANTY" means each of (i) the Company Guaranty and (ii) each Subsidiary Guaranty.

         "HEDGING ARRANGEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange or swap agreements, forward currency exchange or swap agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions.

         "HOLDERS OF OBLIGATIONS" means, at any time, the holders of the Obligations at such time, including, without limitation, the Administrative Agent, each Arranger, the Lenders, the Issuing Bank, the Swing Line Bank, each of their respective Affiliates and any Indemnitee.

         "INDEBTEDNESS" of a Person means, without duplication, (a) all indebtedness for borrowed money, including indebtedness evidenced by bonds, notes, debentures, Capitalized Lease Obligations or similar instruments and obligations representing the deferred purchase price of property (other than trade payables or accounts payable, in either case, arising in the ordinary course of such Person's business payable on terms customary in the trade), (b) all liabilities secured by any Lien (other than a Customary Permitted Lien) existing on property owned or acquired by such Person or any of its Subsidiaries subject thereto, whether or not the liability secured thereby shall have been assumed, (c) all actual or contingent reimbursement obligations under outstanding standby letters of credit (to the extent an underlying obligation is not already accrued or included in as indebtedness under clause (a) above) or any obligations with respect to bankers acceptances, (d) all Disqualified Stock,
(e) any Off-Balance Sheet Liabilities, and (f) all Contingent Obligations (other than guarantees issued by such Person for the benefit of its Subsidiaries or Affiliates (including Owned Dealer Affiliates) to support routine trade accounts payable and operating lease obligations) related to indebtedness, obligations or liabilities of the type described in the foregoing clauses (a) through (e).

         "INDEMNIFIED MATTERS" is defined in Section 10.7(B) hereof.

         "INDEMNITEES" is defined in Section 10.7(B) hereof.

         "INITIAL LOAN PARTIES" means the Company and each Subsidiary Guarantor as of the Closing Date.

         "INTEREST COVERAGE RATIO" is defined in Section 7.4(C) hereof.

         "INTEREST EXPENSE" means, without duplication, for any period, the sum of (i) the total interest expense of the Company and its consolidated Subsidiaries, including interest whether paid or accrued, all as determined in conformity with Agreement Accounting Principles, (ii) the interest component of the lease portfolio of the Company and its Subsidiaries, (iii) the interest component of Off-Balance Sheet Liabilities (including, without limitation, yield owing upon or in connection with Receivables Facility Attributed Indebtedness or any other amount that would be characterized as interest if related Receivables Facility Attributed Indebtedness constituted a secured loan, but other than the Company's lease of two aircraft in existence as of the Closing Date for so long as such aircraft lease constitutes an Off-Balance Sheet Liability) and (iv) net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection.

         "INTEREST PERIOD" means, with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the Company (on behalf of itself or any Subsidiary Borrower) on which a Eurocurrency Rate Advance is made to the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, (iii) any loan, advance (other than (a) prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business on terms customary in trade, (b) in the case of Investments by the Company or any Subsidiary, short-term extensions of credit made in the ordinary course of business by the Company or such Subsidiary to authorized Steelcase dealers to finance trade receivables owing from customers to such dealers arising in connection with the sale of goods or (c) in the case of Investments by Steelcase Canada Ltd. or Steelcase Financial Services Ltd. (or their respective successors), the funding of direct financing and operating leases by such entities for the benefit of customers of the Company or authorized Steelcase dealers in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, (iv) any deposit accounts and certificates of deposit owned by such Person and (v) any structured notes, derivative financial instruments

(excluding Hedging Arrangements) and other similar instruments or contracts issued by any other Person and owned by that Person.

         "INVESTMENT POLICY" means the Investment Policy approved by the Company's Board of Directors in the form attached to the officer's certificate delivered on the Closing Date pursuant to Section 5.1(12), as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING BANK" means Bank One or any of its Affiliates.

         "L/C DOCUMENTS" is defined in Section 3.4 hereof.

         "L/C DRAFT" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

         "L/C INTEREST" shall have the meaning ascribed to such term in Section
3.6 hereof.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit and (ii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time.

         "LENDER INCREASE NOTICE" is defined in Section 2.22 hereof.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement or parties to Assignment Agreements delivered pursuant to
Section 13.3, including the Issuing Bank, the Swing Line Bank and each of their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "LETTER OF CREDIT" means the commercial and standby letters of credit to be issued by the Issuing Bank pursuant to Section 3.1 hereof.

         "LEVERAGE RATIO" is defined in Section 7.4(A) hereof.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively, all Revolving Loans (whether made or continued as or converted to Floating Rate Loans or Eurocurrency Rate Loans) and Swing Line Loans.

         "LOAN ACCOUNT" is defined in Section 2.12(A) hereof.

         "LOAN DOCUMENTS" means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Company Guaranty, any Subsidiary Guaranty, any Pledge Agreement, any Assumption Letter, any Commitment and Acceptance, any Assignment Agreement and all other documents, instruments, notes and agreements (other than documents, instruments, notes and agreements evidencing any Hedging Arrangements) executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), performance or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform its obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations.

         "MATERIAL DOMESTIC SUBSIDIARY" means (a) each Domestic Subsidiary Borrower and (b) each other Domestic Subsidiary of the Company (i) the total assets (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries) of which exceed the lesser of $50,000,000 or five percent (5%) of the Company's Consolidated Assets or (ii) the total sales (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries) of which exceed five percent (5%) of the Company's Consolidated Sales. Such determination shall be made as of the end of the most recently completed fiscal quarter, or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated as of the end of the most recently completed fiscal quarter by the Company on a pro forma basis acceptable to the Administrative Agent, taking into account the consummation of such Permitted Acquisition).

         "MATERIAL FOREIGN SUBSIDIARY" means (a) each Foreign Subsidiary Borrower of the Company and (b) each other Foreign Subsidiary of the Company (i) the total assets (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries) of which exceed the lesser of $50,000,000 or five percent (5%) of the Company's Consolidated Assets or (ii) the total sales (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries) of which exceed five percent (5%) of the Company's Consolidated Sales. Such determination shall be made as of the end of the most recently completed fiscal quarter, or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated as of the end of the most recently fiscal quarter by the Company on a pro forma basis acceptable to the Administrative Agent, taking into account the consummation of such Permitted Acquisition).

         "MATERIAL INDEBTEDNESS" means (a) any Indebtedness evidenced by the Senior Notes or otherwise issued pursuant to the Senior Note Indenture or (b) any other individual Indebtedness (other than the Indebtedness hereunder) which has an aggregate outstanding principal amount in excess of $35,000,000.

         "MATERIAL SUBSIDIARY" means any Material Domestic Subsidiary or Material Foreign Subsidiary.

         "MOODY'S" means Moody's Investors Service, Inc., together with its successors and assigns.

         "MOODY'S RATING" means, at any time, the rating issued by Moody's and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale by any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale, (iii) repayment of Indebtedness (and any premium or penalty thereon) secured by a Lien permitted by this Agreement on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness),
(iv) attribution of a portion of the consideration for the Asset Sale within 180 days thereof to the fair market value of any asset exchanged in connection with such Asset Sale in a like-kind exchange and (v) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary (other than payments the amount, and the right to payment, of which cannot be established at the time such Asset Sale is consummated).

         "NET INCOME" means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period, determined in conformity with Agreement Accounting Principles.

         "NET MARK-TO-MARKET EXPOSURE" of a Hedging Arrangement to which the Company or any Subsidiary is a party (or all Hedging Arrangements governed by the terms of a single ISDA Master Agreement or similar master netting contract between the Company or any Subsidiary and a single counterparty), means, as of any date of determination, the net amount (if any) that would be payable by the Company or such Subsidiary if such Hedging Arrangement (or, if applicable, Hedging Arrangements) were terminated as of such date of determination, such net amount to be determined in accordance with market practices.

         "NON-GUARANTOR SUBSIDIARY" means each Subsidiary of the Company that is not a Subsidiary Guarantor.

         "NON-OBLIGOR COVERAGE TRIGGER EVENT" means, at any time after the Closing Date, (i) the total assets of all Non-Obligor Subsidiaries exceed thirty percent (30%) of the Company's Consolidated Assets or (ii) the total sales of all Non-Obligor Subsidiaries exceed thirty percent (30%) of the Company's Consolidated Sales (it being understood and agreed that, for so long as (x) the Subsidiary Guaranty provided by Steelcase SAS is limited to an amount which constitutes a percentage of total assets, 100% minus such percentage multiplied by the total assets and total sales of Steelcase SAS shall be deemed to constitute total assets and total sales of a Non-Obligor Subsidiary or (y) the Subsidiary Guaranty provided by any Special Foreign Subsidiary after the Closing Date is limited to an absolute amount (or can be reduced to an absolute amount after giving effect to a formula), 100% minus the percentage such absolute amount represents of such Special Foreign Subsidiary's total assets multiplied by the total assets and total sales of such Special Foreign Subsidiary shall be deemed to constitute total assets and total sales of a Non-Obligor Subsidiary). For purposes of determining whether a Non-Obligor Coverage Trigger Event has occurred:

         (a) total assets and total sales of each Non-Obligor Subsidiary, Steelcase SAS or any Special Foreign Subsidiary shall be determined only by reference to the total assets and total sales of such Non-Obligor Subsidiary, Steelcase SAS or such Special Foreign Subsidiary (and not on a consolidated basis for such Non-Obligor Subsidiary, Steelcase SAS or such Special Foreign Subsidiary) and shall exclude all offsetting debits and credits between such Non-Obligor Subsidiary, Steelcase SAS or such Special Foreign Subsidiary and its respective consolidated Subsidiaries and all equity investments in such consolidated Subsidiaries;

         (b) total assets of all Non-Obligor Subsidiaries and the Company's Consolidated Assets shall be calculated as of the last day of the most recently completed fiscal quarter for which financial statements are publicly available based upon the average total assets of all Non-Obligor Subsidiaries and the Company's Consolidated Assets for each of the four (4) most recently completed fiscal quarters; and

         (c) total sales of all Non-Obligor Subsidiaries and the Company's Consolidated Sales shall be calculated as of the last day of the most recently completed fiscal quarter for which financial statements are publicly available based upon total sales of all Non-Obligor Subsidiaries and the Company's Consolidated Sales on a rolling four-quarter basis for the then most recently completed four (4) fiscal quarters;

provided, that, for purposes of the foregoing clauses (b) and (c), in the case of any Acquisition having an aggregate purchase price in excess of $15,000,000 or any Asset Sale representing a disposition of assets with an aggregate book value in excess of $15,000,000 made by the Company or any of its Subsidiaries during the period for which such Non-Obligor Coverage

Trigger Event is being calculated, total assets and total sales of all Non-Obligor Subsidiaries and the Company's Consolidated Assets and Consolidated Sales shall be calculated on a pro forma basis acceptable to the Administrative Agent as if such Acquisition or Asset Sale occurred on the first day of the then most recently completed four (4) fiscal quarters of the Company.

         "NON-OBLIGOR SUBSIDIARY" means each Subsidiary of the Company that is not a member of the Obligor Group.

         "OBLIGATIONS" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries (including, without limitation, any Subsidiary Borrower) to the Administrative Agent, any Lender, the Swing Line Bank, any Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, in each case, arising under this Agreement, the L/C Documents, the Guarantees, any Pledge Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed or allowable), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "OBLIGOR GROUP" means, without duplication, (a) the Company, (b) each Domestic Subsidiary Borrower and Special Foreign Subsidiary Borrower (but not any Traditional Foreign Subsidiary Borrower), (c) each Subsidiary Guarantor and
(d) each Foreign Subsidiary the Capital Stock of which has been pledged pursuant to a Pledge Agreement.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any Receivables Facility Attributed Indebtedness and repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables and Related Security sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which, in the case of the foregoing clauses (a) through (c), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "OTHER TAXES" is defined in Section 2.14(E)(ii) hereof.

         "OWNED DEALER AFFILIATE" means (i) each of New Tangram, LLC, Office Environments of New England, LLC and Texas Wilson Office Products, LLP for so long as (x) in the case of New Tangram, LLC, such entity retains the characteristics of an Owned Dealer Affiliate set forth in the immediately succeeding clause (ii) (unless the Administrative Agent otherwise consents) and
(y) in the case of Office Environments of New England, LLC and Texas Wilson Office Products, LLP, each such entity retains the characteristics of an Owned Dealer Affiliate set forth in the immediately succeeding clauses (ii)(A) and
(ii)(B) (unless the Administrative Agent otherwise consents), and (ii) any other entity (A) of which the Company owns, directly or indirectly, a majority of the voting interests of such entity or exercises management control, (B) which was formed or acquired to facilitate the restructuring, consolidation or sale of an entity that is an authorized Steelcase dealer, (C) the management of which has the right to buy out such entity's shares over time and (D) the financial results of which are not incorporated in the Company's consolidated financial statements or, if such entity's financial results are incorporated in the Company's consolidated financial statements, the net income attributable to such entity is subtracted from the Company's consolidated financial results.

         "PARTICIPANTS" is defined in Section 13.2(A) hereof.

         "PAYMENT DATE" means the last Business Day of each March, June, September and December and the Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 7.3(E) hereof.

         "PERMITTED EXISTING NON-GUARANTOR SUBSIDIARY INDEBTEDNESS" means the Indebtedness of the Non-Guarantor Subsidiaries as of the Closing Date, whether or not such Indebtedness is funded or committed, identified as such on Schedule 7.3(A)(i) to this Agreement.

         "PERMITTED RECEIVABLES FINANCING" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company and/or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to a newly-formed SPV, or any other Person, any Receivables and Related Security for the purpose of obtaining financing; provided that (i) the Receivables Facility Attributed Indebtedness incurred in such transaction or series of transactions does not exceed $100,000,000 in the aggregate and (ii) such Receivables Facility Attributed Indebtedness is non-recourse to the Company and its Subsidiaries (other than an SPV) other than limited recourse customary for receivables financings of the same kind.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Permitted Existing Non-Guarantor Subsidiary Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount that is either outstanding or available (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms relating to security, covenants, subordination, event of default and remedies that are materially less favorable to the relevant Non-Guarantor Subsidiary than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any member of the Controlled Group is an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" means a Pledge Agreement in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Company and/or any applicable Subsidiary of the Company to and in favor of the Administrative Agent, for the benefit of itself and the other Holders of Obligations, pledging sixty-five percent (65%) of the outstanding Capital Stock of any First-Tier Foreign Subsidiary, in each case, as amended, restated, supplemented or otherwise modified from time to time.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PRIOR CREDIT AGREEMENT" means that certain U.S. $200,000,000 Credit Agreement dated as of April 5, 2001 among the Company, as the borrower and a guarantor thereunder, the financial institutions parties thereto, Citicorp USA, Inc., as administrative agent, SG-Chicago Branch, as syndication agent, and BNP Paribas, Bank One, Michigan and Bank of America, N.A., as co-documentation agents, as the same has been amended, restated, supplemented or otherwise modified prior to the Closing Date.

         "PROPOSED NEW LENDER" is defined in Section 2.22 hereof.

         "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "PURCHASERS" is defined in Section 13.3(A).

         "RATE OPTION" means the Eurocurrency Rate or the Floating Rate, as applicable.

         "RECEIVABLE(S)" means and includes all of the Company's and each Subsidiary's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "RECEIVABLES AND RELATED SECURITY" means the Receivables and the related security and collections with respect thereto which are sold or transferred by the Company, an SPV or any other Subsidiary in connection with any Permitted Receivables Financing.

         "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "REGISTER" is defined in Section 13.3(D) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in Section 3.7 hereof.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" is defined in Section 2.19 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs.

         "REQUEST FOR LETTER OF CREDIT" is defined in Section 3.4(A) hereof.

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than fifty-one percent (51%); provided, however, that:

         (x) if any Lender shall have failed to fund its Pro Rata Share of:

         (i) any Revolving Loan requested by a Borrower;

         (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations; or

         (iii) any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement,

and any such failure has not been cured, then, for so long as such failure continues, "REQUIRED LENDERS" means, Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; and

         (y) if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate Pro Rata Shares are at least fifty-one percent (51%).

         "REQUIREMENTS OF LAW" means, as to any Person, any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which (x) the Aggregate Revolving Loan Commitment at such time exceeds
(y) the Dollar Amount of the Revolving Credit Obligations outstanding at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal Dollar Amount of the Swing Line Loans at such time, plus (iii) the Dollar Amount of outstanding L/C Obligations at such time.

         "REVOLVING LOAN" is defined in Section 2.1 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans in an aggregate amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the Assignment Agreement by which it became a Lender, as such amount may be increased or decreased from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

         "REVOLVING LOAN TERMINATION DATE" means July 29, 2006.

         "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2 hereof.

         "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, together with its successors and assigns.

         "S&P RATING" means, at any time, the rating issued by S&P, and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "SENIOR NOTE INDENTURE" means that certain Indenture dated as of November 27, 2001 between the Company, as the issuer thereunder, and Bank One Trust Company, N.A., as the trustee thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.3(L).

         "SENIOR NOTEHOLDER" means a Person holding a Senior Note.

         "SENIOR NOTES" means the 6.375% Senior Notes due November 15, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.3(L), issued by the Company pursuant to the Senior Note Indenture in an aggregate initial principal amount of $250,000,000.

         "SIGNIFICANT SUBSIDIARY" means, without duplication, (i) each Subsidiary Borrower, (ii) each Subsidiary Guarantor, (iii) each Foreign Subsidiary whose Capital Stock has been pledged pursuant to a Pledge Agreement and (iv) each Material Subsidiary.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

         "SPECIAL FOREIGN SUBSIDIARY" means, at any time, any Foreign Subsidiary of the Company (a) that (i) is classified other than as a corporation for United States federal income tax purposes and (ii) whose delivery of a Subsidiary Guaranty or Pledge Agreement (or, in the case of a Foreign Subsidiary Borrower, the assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers) would not be unlawful under applicable law or have material adverse tax consequences under applicable foreign law, or (b) whose delivery of a Subsidiary Guaranty or Pledge Agreement (or, in the case of a Foreign Subsidiary Borrower, the assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers) would not (i) give rise to adverse United States federal income tax consequences as a result of Section 956(d) of the Code (or any successor provision) or (ii) be unlawful under applicable law or have material adverse tax consequences under applicable foreign law; provided, however, that in the event that a Foreign Subsidiary satisfies the requirements of clause
(a)(i) or (b)(i) and such Foreign Subsidiary's delivery of a Subsidiary Guaranty (or assumption of joint and several liability for the Obligations) would not be considered unlawful under applicable law or the tax consequences would not be materially adverse under applicable foreign law if the obligations of such Foreign Subsidiary were limited to an absolute Dollar Amount (pursuant to a formula or otherwise), such Foreign Subsidiary shall be treated as a Special Foreign Subsidiary, subject to any such limitations.

         "SPECIAL FOREIGN SUBSIDIARY BORROWER" means, at any time, any Foreign Subsidiary Borrower that is a Special Foreign Subsidiary.

         "SPV" means a Subsidiary of the Company that is a special purpose entity established solely for the purpose of purchasing Receivables and related assets in connection with a Permitted Receivables Financing.

         "STEELCASE SAS" means Steelcase SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France.

         "SUBSIDIARY" of a Person means, except as provided in the second succeeding sentence, (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company and shall include, without limitation, each Subsidiary Borrower. Notwithstanding the foregoing, in no event shall an Owned Dealer Affiliate constitute a "Subsidiary" for purposes of this Agreement or any other Loan Document.

         "SUBSIDIARY BORROWER" means any wholly-owned Subsidiary of the Company, whether now existing or hereafter formed, that becomes a party hereto pursuant to an Assumption Letter with the consent of one hundred percent (100%) of the Lenders and subject to the satisfaction of such other conditions set forth in Sections 2.23 and 5.3 of this Agreement, together with its respective successors and assigns, including a debtor-in-possession (or entity of analogous status under applicable foreign law) on behalf of any such Subsidiary.

         "SUBSIDIARY GUARANTORS" means (i) all of the Company's Material Domestic Subsidiaries as of the Closing Date and Steelcase SAS, (ii) all new Material Domestic Subsidiaries and Material Foreign Subsidiaries that are Special Foreign Subsidiaries which become Subsidiary Guarantors in accordance with Section 7.2(I)(i), and (iii) all additional Subsidiaries of the Company which become Subsidiary Guarantors in accordance with Section 7.2(I)(ii)(a), in each case, together with their respective successors and assigns (including a debtor-in-possession, or entity of analogous status under applicable foreign law, on behalf of any such Subsidiary); provided, that a Subsidiary shall cease to be a Subsidiary Guarantor upon the release of the obligations of such Subsidiary under the Subsidiary Guaranty in accordance with the provisions of
Section 11.15(C) hereof.

         "SUBSIDIARY GUARANTY" means any of (i) that certain Guaranty, dated as of the Closing Date, in form and substance substantially similar to Exhibit I hereto, executed by the Subsidiary Guarantors (other than Steelcase SAS) in favor of the Administrative Agent, for the ratable benefit of itself and the other Holders of Obligations, (ii) that certain First Demand Guarantee, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent and its counsel, executed by Steelcase SAS in favor of the Administrative Agent, for the ratable benefit of the itself and the other Holders of Obligations or (iii) any other guaranty in form and substance satisfactory to the Administrative Agent and its counsel delivered, at the Company's option, by a Subsidiary pursuant to Section 7.2(I), in each case, unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Borrowers arising under or in connection with the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time (including to add additional Subsidiary Guarantors).

         "SWING LINE BANK" means Bank One or any other successor Swing Line Bank pursuant to the terms hereof.

         "SWING LINE COMMITMENT" means the obligation of the Swing Line Bank to make Swing Line Loans to the Company up to a maximum principal Dollar Amount of $25,000,000 at any one time outstanding.

         "SWING LINE LOAN" means a Loan made available to the Company by the Swing Line Bank pursuant to Section 2.2 hereof.

         "SWING LINE REPAYMENT DATE" is defined in Section 2.2(D).

         "SYNDICATION AGENT" means Bank of America in its capacity as syndication agent for itself and the Lenders.

         "TAXES" is defined in Section 2.14(E)(i) hereof.

         "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.5 or 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such Plan; (iii) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate or appoint a trustee to administer a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan.

         "TRADITIONAL FOREIGN SUBSIDIARY BORROWER" means, at any time, any Foreign Subsidiary Borrower that is not a Special Foreign Subsidiary.

         "TRANSFEREE" is defined in Section 13.4.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2. References. Any references to Subsidiaries of the Company set forth herein with respect to representations and warranties which deal with historical matters shall be deemed to include the Company and its Subsidiaries and shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3. Company Acting on Behalf of Itself and Subsidiary Borrowers. Whether or not expressly provided herein, each notice or certificate delivered hereunder or in connection herewith or the other Loan Documents by or to the Company (in its capacity as a Borrower) or an officer thereof, and each notice or consent requested by or from the Company (in its capacity as a Borrower) or an officer thereof, shall be so delivered or given to, by or on behalf of the Company for the benefit of itself and the Subsidiary Borrowers. In furtherance and without limitation of the foregoing, the Company is hereby authorized and given a power of attorney by and on behalf of each of the Subsidiary Borrowers to perform and accept any and all such actions on its behalf under this Agreement and the other Loan Documents.

         1.4. Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers and Special Foreign Subsidiary Borrowers; Joint and Several Liability for Obligations of the Traditional Foreign Subsidiary Borrowers; No Liability of Traditional Foreign Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers or the Special Foreign Subsidiary Borrowers.

         (A) Joint and Several Liability for Obligations of the Company, Domestic Subsidiary Borrowers and Special Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein, each of the Company, each Domestic Subsidiary Borrower and each Special Foreign Subsidiary Borrower jointly and severally hereby irrevocably and unconditionally retains and accepts, not merely as a surety but also as a co-debtor, joint and several liability with one another with respect to the payment and performance of all of the Obligations of or attributable to such Borrowers arising hereunder or under the other Loan Documents, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Company, the Domestic Subsidiary Borrowers and the Special Foreign Subsidiary Borrowers without preferences or distinction among them. Each provision hereunder or in the Loan Documents relating to the obligations or liabilities of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower shall be deemed to include a reference to all such Borrowers, as joint and several obligors for such obligations and liabilities, whether or not a specific reference to any other Borrower is included therein.

         (B) Joint and Several Liability for Obligations of the Traditional Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein, each of the Company, each Domestic Subsidiary Borrower and each Special Foreign Subsidiary Borrower jointly and severally hereby irrevocably and unconditionally retains and accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Traditional Foreign Subsidiary Borrowers (and the Traditional Foreign Subsidiary Borrowers retain and accept such joint and several liability with one another) with respect to the payment and performance of all of the Obligations of or attributable to the Traditional Foreign Subsidiary Borrowers arising hereunder or under the other Loan Documents, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Company, each Domestic Subsidiary Borrower and each Foreign Subsidiary Borrower without preferences or distinction among them. Each provision hereunder or in the Loan Documents relating to the obligations or liabilities of any Traditional Foreign Subsidiary Borrowers shall be deemed to include a reference to the Company, the Domestic Subsidiary Borrowers and any other Foreign Subsidiary Borrower, as a joint and several obligor for such obligations and liabilities, whether or not a specific reference to the Company, any Domestic Subsidiary Borrower or such other Foreign Subsidiary Borrower is included therein.

         (C) No Liability of Traditional Foreign Subsidiary Borrowers for Obligations of the Company, the Domestic Subsidiary Borrowers or the Special Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein and notwithstanding that the Company, the Domestic Subsidiary Borrowers and the Special Foreign Subsidiary Borrowers shall be liable for all of the Loans and other Obligations of all Borrowers hereunder, no Traditional Foreign Subsidiary Borrower shall be liable for the Loans made to or any other Obligations incurred solely by or on behalf of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower.

                     ARTICLE II: REVOLVING LOAN FACILITIES

         2.1. Revolving Loans.

         (A) Upon the satisfaction of the applicable conditions precedent set forth in Sections 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING Loans"); provided, however, at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans (if any) made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II and set forth in the definition of Interest Period. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the Borrowers, selected in accordance with Section 2.9, either Floating Rate Loans or Eurocurrency Rate Loans. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans.

         (B) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7, in order to request an Advance.

         (C) Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender in writing (including electronic transmission, facsimile transmission or similar writing), of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in Chicago, Illinois or the Administrative Agent's Eurocurrency Payment Office on the applicable Borrowing Date and shall disburse such proceeds in accordance with disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

         2.2. Swing Line Loans.

         (A) Amount of Swing Line Loans. Upon the satisfaction of the applicable conditions precedent set forth in Section 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date and in the sole discretion of the Swing Line Bank, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrowers from time to time, in any Agreed Currency, in an aggregate Dollar Amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; provided, further, that at no time shall the sum of (a) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

         (B) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 12:00 noon (Chicago time) (x) on the Borrowing Date of each Swing Line Loan to be made in Dollars and (y) one (1) Business Day prior to the Borrowing Date of each Swing Line Loan to be made in euro, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), (ii) the Agreed Currency applicable thereto and (iii) the aggregate amount of the requested Swing Line Loan which shall be a Dollar Amount not less than $500,000 and increments of $500,000 in excess thereof.

         (C) Making of Swing Line Loans. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

         (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrowers upon demand by the Swing Line Bank or on such other Business Day as may be agreed to in writing by the Company and the Swing Line Lender (in any case, the "SWING LINE REPAYMENT DATE"). The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum Dollar Amount of $500,000 and increments of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan or (ii) shall on the Swing Line Repayment Date require each Lender (including the Swing Line Bank) to make a Revolving Loan in, at the Swing Line Bank's option, the amount (in the currency in which such Swing Line Loan was made) or Dollar Amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. No later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available to the Administrative Agent in Chicago, Illinois at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. Revolving Loans made pursuant to this
Section 2.2(D), if made in Dollars, shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article
II. Revolving Loans made pursuant to this Section 2.2(D), if made in euro, shall

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

initially be Eurocurrency Rate Loans having an Interest Period selected by the Swing Line Bank and thereafter shall be subject to Section 2.9 and the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 or 5.3 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in, at the Swing Line Lender's option, the amount or Dollar Amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.3. Rate Options for all Advances; Maximum Interest Periods. The Swing Line Loans shall be Floating Rate Advances (if denominated in Dollars) or shall bear interest at such other rate as may be agreed to between the Company (on behalf of itself or any Subsidiary Borrower) and the Swing Line Bank at the time of the making of any such Swing Line Loan. The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company (on behalf of itself or any Subsidiary Borrower) in accordance with Section 2.9. The Company may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time.

         2.4. Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrowers may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum Dollar Amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum Dollar Amount of $5,000,000 and in integral multiples of $1,000,000, in excess thereof, provided, that no Borrower may so prepay Eurocurrency Rate Advances unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment.

         (B) Mandatory Prepayments of Revolving Loans and Related Mandatory Reduction of Commitments.

                  (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Company shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

                  (ii) If at any time, solely as a result of fluctuations in currency exchange rates, the Dollar Amount of the Revolving Credit Obligations exceeds one hundred three percent (103%) of the Aggregate Revolving Loan Commitment, the Borrowers for the ratable benefit of the Lenders shall immediately prepay Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Aggregate Revolving Loan Commitment.

                  (iii) Upon the consummation of any Asset Sale by the Company or any of its Subsidiaries whereby the fair market value of the assets sold, transferred or otherwise disposed of exceed (x) in any fiscal year, ten percent (10%) of the aggregate book value of the Company's Consolidated Assets as of the end of the fiscal year immediately preceding the Closing Date or (y) during the term of this Agreement, twenty percent (20%) of the aggregate book value of the Company's Consolidated Assets as of the end of the fiscal year immediately preceding the Closing Date, then, within three (3) Business Days after the Company's or such Subsidiary's (i) receipt of any Net Cash Proceeds from any such Asset Sale or other such proceeds, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from such Asset Sale, the Borrowers shall, to the extent of such excess, make a mandatory prepayment of the Obligations as provided in clause (iv) below in an amount equal to one hundred percent (100%) of such ----------- Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents.

                  (iv) All of the mandatory prepayments made hereunder shall be applied first to Floating Rate Loans and to any Eurocurrency Rate Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans in order of maturity, subject to Section 4.4 hereof. In addition, all of the mandatory prepayments made under
         Section 2.4(B)(iii) shall be applied (a) to pay Swing Line Loans and then to repay Revolving Loans and following the payment in full of the Revolving Loans, the amount of each such prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Administrative Agent as cash collateral in respect of such L/C Obligations and (b) to permanently reduce the Aggregate Revolving Loan Commitment by the full amount of such prepayment (whether or not sufficient Loans and L/C Obligations are outstanding for such amount to be applied as a prepayment).

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

         2.5. Voluntary Reduction of Commitments. The Company (on behalf of itself and the Subsidiary Borrowers) may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 with respect thereto and integral multiples of $10,000,000 in excess of that amount with respect thereto (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations. All accrued facility fees and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. Method of Borrowing. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds in the Agreed Currency to the Administrative Agent at its address specified pursuant to Article XIV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment Office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 12:00 noon (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid applicable address.

         2.7. Method of Selecting Types, Currency and Interest Periods for Advances. The Company (on behalf of itself or any applicable Subsidiary Borrower) shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable to each Advance from time to time. The Company shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/ELECTION NOTICE") not later than 11:00 a.m. (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto. All Obligations other than Eurocurrency Rate Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate, changing when and as such Eurocurrency Rate changes.

         2.8. Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum Dollar

Amount of $5,000,000 and in multiples equal to the Dollar Amount of $1,000,000 if in excess thereof; provided, however, that any Floating Rate Advance may be in the Dollar Amount of the unused Aggregate Revolving Loan Commitment.

         2.9. Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The Company (on behalf of itself or any Subsidiary Borrower) may elect from time to time, subject to the provisions of
Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans in Dollars shall continue as Eurocurrency Rate Loans in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.9, Eurocurrency Rate Advances in euro shall automatically continue as Eurocurrency Rate Advances in euro with an Interest Period of one (1) month.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 11:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan, specifying: (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurocurrency Rate Loan(s) into which such Loan is to be converted or continued, the Agreed Currency and the duration of the Interest Period applicable thereto.

         (E) Limitations on Conversion. Notwithstanding anything herein to the contrary, at the election of the Company under this Section 2.9, Eurocurrency Rate Advances in an Agreed Currency may be converted and/or continued as Eurocurrency Rate Advances only in the same Agreed Currency.

         2.10. Default Rate. After the occurrence and during the continuance of a Default, the interest rate(s) applicable to the Obligations shall be equal to the then applicable rate plus two percent (2%) per annum, and the fee described in Section 3.8(A) shall be equal to the then Applicable L/C Fee Percentage plus two percent (2%) per annum.

         2.11. Method of Payment.

         (A) All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent's address specified pursuant to Article XIV with respect to Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent's Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in euro, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (local time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV, at its Eurocurrency Payment Office or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this
Section 2.11 shall also be deemed to refer, and shall apply equally, to the Issuing Bank, in the case of payments required to be made by the Company to the Issuing Bank pursuant to Article III.

         (B) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in euro, currency control or exchange regulations are imposed in the European Union or any member state which issues euro with the result that different types of currency (the "SUBSTITUTED CURRENCY") are introduced and/or required to be substituted therefor and the euro no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in euro, then all payments to be made by any Borrower hereunder in euro shall be made to the Administrative Agent in such amount and such type of the Substituted Currency or, if payment in such Substituted Currency cannot be made due to the imposition of any such currency control or exchange regulations or if the Administrative Agent otherwise objects to repayment in such Substituted Currency, in Dollars, as shall be equivalent to the amount of such payment otherwise due hereunder in euro, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

         2.12. Evidence of Debt.

         (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (B) Register. The Register maintained by the Administrative Agent pursuant to Section 13.3(D) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, unless the Company (on behalf of itself or any Subsidiary Borrower) objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the Company's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (D) Notes Upon Request. Any Lender may request that the Loans made by it each be evidenced by a promissory note in substantially the form of Exhibit J to evidence such Lender's Loans. In such event, each Borrower shall prepare, execute and deliver to such Lender such a promissory note for such Loans payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by one or more promissory notes in such form, payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

         2.13. Notices. Each Borrower authorizes the Lenders and the Administrative Agent to extend Advances and to transfer funds based only on written notices, and to effect selections of Types of Advances based on telephonic or written notices, in each case, made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company (on behalf of itself or any Subsidiary Borrower) agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the Company upon the Company's request therefor.

         2.14. Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.

         (A) Promise to Pay. Without limiting the provisions of Section 1.4 hereof, each Borrower unconditionally promises to pay when due the principal amount of each Loan incurred by it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Eurocurrency Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligations, (ii) upon repayment thereof in full or in part and (iii) if not theretofore paid in full, at the time such other Obligations become due and payable (whether by acceleration or otherwise).

         (C) Fees.

                  (i) Facility Fee. The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a facility fee accruing at the rate of the then Applicable Facility Fee Percentage on the amount of the Aggregate Revolving Loan Commitment (whether used or unused). All such facility fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2003), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

                  (ii) Utilization Fee. If, on any day during any fiscal quarter, the amount of the Revolving Credit Obligations exceeds twenty-five percent (25%) of the Aggregate Revolving Loan Commitment at such time, the Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a utilization fee accruing at the rate of the then Applicable Utilization Fee Percentage on the Revolving Credit Obligations for such day. All such utilization fees payable under this clause (C)(ii) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2003), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

                  (iii) Fee Letters. The Company agrees to pay to the Administrative Agent, the Syndication agent and/or the Arrangers, as the case may be, the fees set forth in the (x) letter agreement among the Administrative Agent, the Syndication Agent, the Arrangers and the Company dated May 28, 2003, and (y) the letter agreement between the Administrative Agent and the Company dated June 19, 2003 (which letter agreement was acknowledged by the Company on June 24, 2003), in each case, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage, Applicable Facility Fee Percentage and Applicable Utilization Fee Percentage.

                  (i) Interest on all Eurocurrency Rate Loans and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

                  (ii) The Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage, Applicable Facility Fee Percentage and Applicable Utilization Fee Percentage shall be determined on the basis of the then applicable Moody's Rating and S&P Rating, as described in the Pricing Schedule hereto.

         (E) Taxes.

                  (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income or similar taxes imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is incorporated or organized, maintains its principal office or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrowers made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

                  (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

                  (iii) Each Borrower hereby agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the Company and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Company (on behalf of itself or any Subsidiary Borrower) shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be reasonably required (in the judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers, the Lenders and the Administrative Agent contained in this Section 2.14(E) shall survive the payment in full of all Obligations hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Each Lender (including any Replacement Lender, Designated Lender or Purchaser) and, if applicable, the Administrative Agent, that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 hereof, either (A) two (2) duly completed copies of either IRS Form W-8BEN, or IRS Form W-8ECI, or in either case, an applicable successor form; or (B) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(A), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Code or a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form, in each case, certifying that such Person is exempt from United States withholding tax and is entitled to receive payments under this Agreement without deduction for withholding of any United States federal taxes. Each Lender (other than a Non-U.S. Lender) and the Administrative Agent shall, on or before the date on which it becomes a party to this Agreement, deliver to each of the Company and the Administrative Agent two duly completed copies of United States IRS Form W-9 (or any successor form) establishing that such Lender is a U.S. person (within the meaning of Section 7701(A)(30) of the Code) and is not subject to backup withholding. Each Lender and the Administrative Agent further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, (x) upon request of the Company or the Administrative Agent or (y) before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender and, if applicable, the Administrative Agent, which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

                  Each Lender and, if applicable the Administrative Agent, shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by the Company or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Person. Notwithstanding any other provision of this Section 2.14(E), the Borrowers shall not be obligated to gross up any payments to any Person pursuant to Section 2.14(E)(i), or to indemnify any Person pursuant to
         Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Person to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Person, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate or the information or certifications made therein by the Person being untrue or inaccurate on the date delivered in any material respect or (z) the Person designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Person to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Person pursuant to Section 2.14(E)(i), and to indemnify any such Person pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date such Person became a party hereto, which change rendered such Person no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect,
         (ii) the redesignation of the Lender's Lending Installation was made at the request of any Borrower or (iii) the obligation to gross up payments to any Person pursuant to Section 2.14(E)(i), or to indemnify any such Person pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of any Borrower.

                  For purposes of clarification, for so long as the Administrative Agent is a Lender, any forms or other information required to be delivered to the Administrative Agent and/or the Company under this Section 2.14(E)(iv) shall be satisfied by a single delivery of such forms by the relevant financial institution.

                  (vii) Upon the request, and at the expense of the Borrowers, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the Company (on behalf of itself or any Subsidiary Borrower) the opportunity to contest, and shall reasonably cooperate with the Company in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the Company the opportunity to so contest unless the Company shall have confirmed in writing to such Lender its obligation (or the obligation of any Subsidiary Borrower) to pay such amounts pursuant to this Agreement;

         and (ii) the Borrowers shall reimburse such Lender for its attorneys' and accountants' fees and disbursements incurred in so cooperating with the Company in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford the Company the opportunity to contest, or cooperate with the Company in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

                  (viii) Any of the Administrative Agent or any Lender requesting compensation under this Section 2.14(E) shall use its reasonable efforts to notify the Company (with a copy to the Administrative Agent) in writing of the event giving rise to such demand for compensation not more than ninety (90) days following the date upon which the responsible account officer for the Administrative Agent or the applicable Lender knows of such event. Such written demand shall be rebuttably presumed correct for all purposes. If any Lender or the Administrative Agent demands compensation under this Section 2.14(E) more than ninety (90) days following the date upon which a responsible account officer for such Lender or the Administrative Agent knows that Taxes or Other Taxes have begun to accrue with respect to which such Lender or the Administrative Agent is entitled to compensation under this Section 2.14(E), then any Taxes or Other Taxes attributable to the period prior to the ninety (90) day period immediately preceding the date on which such Lender or the Administrative Agent provided such notice and demand for compensation shall be excluded from the indemnity obligations of the Borrowers under this Section 2.14(E).

                  (ix) In the event such Lender or the Administrative Agent receives a refund (whether by way of direct refund, credit, offset or otherwise) in respect of any Taxes or Other Taxes, which refund is attributable to amounts paid or indemnified by the Borrowers pursuant to this Section 2.14(E), such Lender or the Administrative Agent shall, within thirty (30) days of receipt thereof, pay to the Company such refund (if any) not exceeding the amount paid by the Company to, or on behalf of, such Lender or the Administrative Agent that is allocable to such refunded Taxes or Other Taxes (net of any reasonable out-of-pocket expenses incurred by such person in obtaining such credit). In the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority, each Borrower agrees to return the refund to such Lender or the Administrative Agent

         2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Commitment Increase Notice, Borrowing/Election Notice and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Floating Rate Loan and Eurocurrency Rate Loan and the Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.16. Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

         2.17. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.18. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all financing arrangements among the Borrowers and the Lenders shall have been terminated and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized in accordance with Section 3.11, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.19. Replacement of Certain Lenders. In the event a Lender (an "AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by a Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.2(D), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrowers under Sections 2.14(E), 4.1 or
4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders or (iv) invoked Section 10.2, then, in any such case, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose (a "REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its

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

participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 13.3 provided, however, that nothing herein shall require any Affected Lender to assign its rights and obligation under this Agreement and the other Loan Documents at less than par value. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Company, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more Assignment Agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under
Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 2.21(B), 3.10, 4.1, 4.2, 4.4 and 10.7 (and each other provision of this Agreement or the other Loan Documents whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify the Lenders), as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8 for such amounts, obligations and liabilities as are due and payable up to and including (but not after) the date such Affected Lender is replaced pursuant hereto. Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

         2.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative

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

Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

         2.21. Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

         (A) Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in euro, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans comprising such Advance to be denominated in euro, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, and such Eurocurrency Rate Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the Company notifies the Administrative Agent at least one (1) Business Day before such date that it elects not to borrow on such date.

         (B) Calculation of Amounts. Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent the Borrowers shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and each Borrower agrees to indemnify and hold harmless the Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in euro and for which the Lenders are not reimbursed on the day of such borrowing as it relates to the Borrowers' respective obligations.

         2.22. Increase of Aggregate Revolving Loan Commitment.

         (A) At any time, the Company may request (in consultation with the Administrative Agent) that the Aggregate Revolving Loan Commitment be increased by an aggregate amount of up to $100,000,000 without the prior written consent of all of the Lenders, provided, that, the Aggregate Revolving Loan Commitment shall at no time exceed $350,000,000. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "COMMITMENT INCREASE NOTICE") shall specify the amount of the proposed increase in the Aggregate Revolving Loan Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Revolving Loan Commitments bear to the Aggregate Revolving Loan Commitment. No Lender shall have any obligation to increase its Revolving Loan Commitment.

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

         (B) On or prior to the date that is ten (10) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Revolving Loan Commitment in connection with such Commitment Increase Notice (any such notice, a "LENDER INCREASE NOTICE"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such ten (10) Business Day period shall be deemed to have denied any increase in its Revolving Loan Commitment. In the event that the increases of Revolving Loan Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Administrative Agent and the Arrangers shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "PROPOSED NEW LENDER") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lender's Revolving Loan Commitment (the "EFFECTIVE COMMITMENT AMOUNT") and the amount of the Aggregate Revolving Loan Commitment, which amount shall be effective on the following Business Day.

         (C) Any increase in the Aggregate Revolving Loan Commitment shall be subject to the following conditions precedent: (i) the Company shall have obtained the consent thereto of any Guarantor and its reaffirmation of any Loan Documents executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent,
(ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Revolving Loan Commitment, all representations and warranties shall be true and correct in all material respects as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 shall only be made as of the Closing Date) and no Default or Unmatured Default shall have occurred and then be continuing, (iii) the Company, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Revolving Loan Commitment" in support of such increase in the Aggregate Revolving Loan Commitment shall have executed and delivered a Commitment and Acceptance ("COMMITMENT AND ACCEPTANCE") substantially in the form of Exhibit M hereto and (iv) the Company and any Proposed New Lender shall otherwise have executed and delivered such other instruments, documents and agreements as the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall

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

have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Revolving Loan Commitment, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Revolving Loan Commitment that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment hereunder at any time.

         (D) Upon the execution and delivery of such Commitment and Acceptance, the Administrative Agent shall reallocate any outstanding Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Commitment; provided, that the Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Loans hereunder on the terms and in the manner as set forth in Article IV.

         2.23. Addition of Subsidiary Borrowers. The Company may at any time add as a party to this Agreement a Subsidiary to become a "Subsidiary Borrower" hereunder subject to (a) the consent of the Administrative Agent and one hundred percent (100%) of the Lenders, (b) the receipt of evidence satisfactory to the Administrative Agent that such Subsidiary would not, in its capacity as a Borrower hereunder, be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder by such Subsidiary to the Administrative Agent or any Lender unless an exemption from such requirement can be obtained by such Subsidiary (with the reasonable cooperation of the Administrative Agent and the Lenders) and that no other adverse tax, regulatory or other consequences would affect the Administrative Agent or the Lender as a result of such Subsidiary's status as a Borrower, (c) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company appearing thereon and (d) the execution and delivery to the Administrative Agent and the Lenders of each other instrument, document and agreement required by Section 5.3. Upon such satisfaction of all such conditions, such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement.

                   ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1. Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Company herein set forth, the Issuing Bank hereby agrees to issue for the account of the Company through the Issuing Bank's branches as it and the Company may jointly agree, one or more Letters of Credit denominated in Dollars or euro in accordance with this Article III from time to time during the period commencing on the Closing Date and ending on the Business Day prior to the Termination Date (but subject to Section 3.3(B) below).

         3.2. Intentionally Omitted.

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

         3.3. Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

         (A) issue any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $50,000,000; or

         (B) issue any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Revolving Loan Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (y) above).

         3.4. Conditions. In addition to being subject to the satisfaction of the applicable conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

         (A) the Company shall have delivered to the Issuing Bank (with a copy to the Administrative Agent) at such times and in such manner as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (a "REQUEST FOR LETTER OF CREDIT"), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

         (B) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         (C) In the event of any conflict between the terms of this Agreement and the terms of any application for a Letter of Credit, the terms of this Agreement shall control.

         3.5. Procedure for Issuance of Letters of Credit.

         (A) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company in accordance with the Issuing Bank's usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

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

         (B) The Issuing Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit; provided, however, that the failure to provide such notice shall not result in any liability on the part of the Issuing Bank.

         (C) The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of Sections 3.3, 3.4 and 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6. Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company in respect thereof and the liability of the Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. The Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds in the Agreed Currency in an amount equal to such Lender's Pro Rata Share of the Dollar Amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Bank under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 3.6.

         3.7. Reimbursement Obligation. The Company agrees unconditionally, irrevocably and absolutely to pay immediately to the Issuing Bank or, if applicable, the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Issuing Bank or the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Company no later than the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, if the Company shall have received notice of a Reimbursement Obligation later than 9:00 a.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 9:00 a.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of the Issuing Bank. If the Company at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Company shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance plus two percent (2%) per annum.

         3.8. Letter of Credit Fees. The Company agrees to pay:

         (A) quarterly on each Payment Date, in arrears, to the Administrative Agent for the ratable benefit of the Lenders a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit;

         (B) quarterly on each Payment Date, in arrears, to the Issuing Bank, a letter of credit fronting fee equal to 0.125% per annum on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit issued by the Issuing Bank; and

         (C) to the Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by the Issuing Bank with respect to standby or commercial Letters of Credit, as applicable, payable at the time of invoice of such amounts.

         3.9. Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(B), the Issuing Bank shall provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit outstanding at any time during such month and the aggregate amount payable by the Company during such month. In addition, upon the request of the Administrative Agent, the Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

         3.10. Indemnification; Exoneration.

         (A) In addition to amounts payable as elsewhere provided in this
Article III, the Company hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, the Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case

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

of the Issuing Bank, to the extent resulting from its gross negligence or willful misconduct, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (B) As among the Company, the Lenders, the Administrative Agent and the Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Company at the time of request for any Letter of Credit, neither the Administrative Agent, the Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile, electronic transmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this Section 3.10.

         (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person.

         (D) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.11. Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, following the occurrence and during the continuance of a Default or upon payout or termination of this Agreement in full in cash, the Company shall, on the Business Day that it receives Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, cash (in Dollars), or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred five percent (105%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Borrowers shall deposit cash collateral with the Administrative Agent in a Dollar Amount equal to one hundred five percent (105%) of the Dollar Amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate interest bearing account in the name of the Company appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Bank as collateral security for the Company's obligations in respect of this Agreement and each of the Letters of Credit. Such amounts shall be applied to reimburse the Issuing Bank for drawings or payments under or pursuant to Letters of Credit, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section
3.11 which are not to be applied to reimburse the Issuing Bank for amounts actually paid or to be paid by the Issuing Bank in respect of a Letter of Credit, shall be returned to the Company within one (1) Business Day (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

                      ARTICLE IV: CHANGE IN CIRCUMSTANCES

         4.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date the relevant Lender became a party to this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (A) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Company (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E), and excluding any other taxes for which such Lender has been reimbursed by the Borrowers), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

                  (B) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

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                  (C) imposes any other condition the result of which is to
         increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Revolving Loan Commitment, Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests or Letters of Credit, or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company of written demand by such Lender pursuant to Section 4.5, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment; provided, however, that the Company shall not be required to pay any additional amounts pursuant to this Section 4.1 incurred more than ninety (90) days prior to the date of the relevant Lender's demand therefor.

         4.2. Changes in Capital Adequacy Regulations. If a Lender determines
(i) the amount of capital required to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company of written demand by such Lender pursuant to Section 4.5, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided, however, that the Company shall not be required to pay any additional amounts pursuant to this Section 4.2 incurred more than ninety (90) days prior to the date of the relevant Lender's demand therefor. "CHANGE" means (i) any change after the date the relevant Lender became a party to this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date the relevant Lender became a party to this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date the relevant Lender became a party to this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital

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

Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date the relevant Lender became a party to this Agreement.

         4.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Eurocurrency Rate Loans are not available or (y) the interest rate applicable to Eurocurrency Rate Loans does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4. Funding Indemnification. If any payment of principal on a Eurocurrency Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Rate Loan is not made or continued, or a Floating Rate Advance is not converted into a Eurocurrency Rate Advance, in any such case, on the date specified by any Borrower for any reason other than default by the Lenders, or a Eurocurrency Rate Advance is not prepaid on the date specified by the Company or any other Borrower for any reason, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Loan.

         4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loans to reduce any liability of the Borrowers to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not materially disadvantageous, in the judgment of the Lender, to such Lender. Any demand for compensation pursuant to Section 2.14(E) or this Article IV shall be in writing and shall state the amount due, if any, under Section 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under Sections 2.14(E), 4.1, 4.2 or 4.4 shall survive payment of the Obligations and termination of this Agreement.

                        ARTICLE V: CONDITIONS PRECEDENT

         5.1. Conditions to Closing. This Agreement shall not become effective (and the Lenders shall not be required to make the initial Loans or issue any Letters of Credit) unless the Closing Date has occurred on or prior to July 31, 2003 and the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

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

                  (1) Copies of the Certificate of Incorporation (or other comparable constituent document) of each Initial Loan Party together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization;

                  (2) Copies, certified by the Secretary or Assistant Secretary of each Initial Loan Party of its By-Laws (or other comparable governing document) and of its Board of Directors' resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Initial Loan Party which shall identify by name and title and bear the signature of the officers of such Initial Loan Party authorized to sign the Loan Documents (and, in the case of the Company, to make borrowings hereunder), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party;

                  (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or treasurer of the Company, stating that on the Closing Date (both before and after giving effect to the Loans made and/or Letters of Credit issued thereon) all the representations in this Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) and no Default or Unmatured Default has occurred and is continuing;

                  (5) An opening compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the Company's chief financial officer or treasurer, but solely demonstrating compliance with the provisions of Section 7.4 as of the end of the fiscal quarter ending May 30, 2003;

                  (6) Evidence satisfactory to the Administrative Agent that the Prior Credit Agreement has terminated and that all obligations, indebtedness and liabilities outstanding under the Prior Credit Agreement have been repaid in full and all liens (if any) granted thereunder shall have been released, or the Company has arranged for such termination, repayment and release from the proceeds of the initial Loans hereunder (in either case, as documented in a payoff letter in form and substance reasonably satisfactory to the Administrative Agent);

                  (7) Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer;

                  (8) Evidence satisfactory to the Administrative Agent that the Company has paid to the Administrative Agent, the Syndication Agent and the Arrangers the fees agreed to in each of the fee letters described in Section 2.14(C)(iii);

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

                  (9) The written opinions of the Company's and the Subsidiary Guarantors' U.S. counsel in the forms of the opinions attached hereto as Exhibit E, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel;

                  (10) The written opinion of French counsel to Steelcase SAS, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel;

                  (11) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or treasurer of the Company, demonstrating that on the Closing Date, (i) the total assets of all Non-Obligor Subsidiaries do not exceed twenty-five percent (25%) of the Company's Consolidated Assets, determined as of the end of the Company's most recently completed fiscal year, and (ii) the total sales of all Non-Obligor Subsidiaries do not exceed twenty-five percent (25%) of the Company's Consolidated Sales, determined as of the end of the Company's most recently completed fiscal year (it being understood and agreed, however, that, in making such determination, (a) twenty percent (20%) of the total assets and total sales of Steelcase SAS shall be deemed to constitute total assets and total sales of a Non-Obligor Subsidiary and (b) total assets and total sales of each Non-Obligor Subsidiary and Steelcase SAS shall be determined only by reference to the total assets and total sales of such Non-Obligor Subsidiary or Steelcase SAS (and not on a consolidated basis for such Non-Obligor Subsidiary or Steelcase SAS) and shall exclude all offsetting debits and credits between such Non-Obligor Subsidiary or Steelcase SAS and its respective consolidated Subsidiaries and all equity investments in such consolidated Subsidiaries);

                  (12) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Company,
         (a) identifying and describing the ownership of the Subsidiaries of the Company as of the Closing Date and (b) identifying and attaching the Investment Policy of the Company as in effect on the Closing Date; and

                  (13) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested with at least two
         (2) Business Days' prior notice (unless the Company otherwise consents, such consent not to be unreasonably withheld or delayed), including, without limitation, the Guarantees and each other instrument, document or agreement reflected on the List of Closing Documents attached as Exhibit F to this Agreement.

Without in any way limiting the foregoing, this Agreement shall not become effective unless and until it has been executed by the Company, the Administrative Agent and the Lenders, and each such party has notified the Administrative Agent by facsimile or electronic transmission that it has taken such action.

         5.2. Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued, both before and after giving effect to such Advance or Letter of Credit:

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

         (A) There exists no Default or Unmatured Default;

         (B) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 shall only be made as of the Closing Date); and

         (C) The Dollar Amount of the Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment.

Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.2(A), (B) and (C) have been satisfied. Any Lender or the Issuing Bank may require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance or issuing a Letter of Credit, as the case may be.

         5.3. Initial Advance to Each New Subsidiary Borrower. Without in any way limiting the applicability of the foregoing Sections 5.1 and 5.2, the Lenders shall not be required to make any Advance hereunder, or issue any Letter of Credit, in each case, to or with respect to any Subsidiary Borrower unless the Company or such Subsidiary Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

                  (i) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.23;

                  (ii) Copies of the Certificate of Incorporation (or other comparable constituent document) of such Subsidiary Borrower, together with all amendments and a certificate of good standing (or equivalent thereof, to the extent obtainable in any jurisdiction outside the United States), both certified by the appropriate governmental officer in its jurisdiction of organization;

                  (iii) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors' (or comparable governing body's) resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents to which it is a party;

                  (iv) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers thereof authorized to sign the Loan Documents, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the such Subsidiary Borrower;

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

                  (v) An opinion of counsel to such Subsidiary Borrower with respect to the laws of its jurisdiction of organization, addressed to the Administrative Agent and the Lenders, substantially in the form attached as part of Exhibit E hereto but with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve and otherwise in form and substance acceptable to the Administrative Agent and its counsel;

                  (vi) Promissory notes payable to each of the Lenders requesting promissory notes pursuant to Section 2.12(D) hereof;

                  (vii) In connection with the addition of a Foreign Subsidiary Borrower, an amendment to this Credit Agreement to the extent the Administrative Agent deems such amendment necessary or advisable;

                  (viii) In connection with the addition of the first Subsidiary Borrower hereunder, the Company Guaranty executed and delivered by the Company, together with the written opinion of the Company's U.S. counsel relating to such Company Guaranty, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel; and

                  (ix) Such other instruments, documents or agreements as the Administrative Agent may reasonably request in connection with the addition of such Subsidiary Borrower, all in form and substance reasonably satisfactory to the Administrative Agent.

                   ARTICLE VI: REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Company and to issue the Letters of Credit described herein, the Company represents and warrants as follows with respect to itself and, to the extent applicable, its Subsidiaries (and each Subsidiary Borrower shall also be deemed to make each representation and warranty to the extent it relates to such Subsidiary Borrower and, to the extent applicable, its Subsidiaries) to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by
Section 5.2 (it being understood and agreed that, notwithstanding anything to the contrary contained in the Loan Documents, the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 shall only be made as of the Closing
Date):

         6.1. Organization; Corporate Powers. Each of the Company and its Significant Subsidiaries (i) is a corporation, partnership or limited liability company (or other analogous foreign business entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (or has analogous status to "good standing" in the case of any jurisdiction outside the United States), (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power and authority to own and operate its property and to conduct its business as

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

presently conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

         6.2. Authority; Validity; Enforceability.

         (A) Each of the Company and each of its Significant Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Loan Documents which have been executed by it (if any) as required by this Agreement and the other Loan Documents.

         (B) The execution, delivery, and performance, of each of the Loan Documents which have been executed as required by this Agreement, the other Loan Documents or otherwise to which the Company or any of its Significant Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate, partnership or limited liability company acts (or analogous acts in the case of any Foreign Subsidiary), including any required shareholder or partner approval, of the Company or any such Significant Subsidiary, respectively.

         (C) Each of the Loan Documents to which the Company or any of its Significant Subsidiaries is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles).

         6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Company or any of its Significant Subsidiaries, respectively, is a party do not and will not (i) conflict with the certificate or articles of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization or formation, by-laws, operating agreement or other management agreement (or any other analogous constituent documents) of the Company or such Significant Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company or such Significant Subsidiary, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or such Significant Subsidiary, other than Liens permitted or created by the Loan Documents. The execution, delivery and performance by the Company or any Significant Subsidiary of each of the Loan Documents to which the Company or any such Significant Subsidiary, respectively, is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.4. Financial Statements. The consolidated financial statements of the Company and its Subsidiaries at and for the year ended February 28, 2003 heretofore delivered to the

Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operation of the Company and its Subsidiaries at February 28, 2003 and the consolidated results of their operations for the period then ended.

         6.5. No Material Adverse Change. Since February 28, 2003, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), performance or prospects of the Company and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented as of the relevant date of determination or any other event which has had or could reasonably be expected to have a Material Adverse Effect. The parties hereto acknowledge and agree that the loss disclosed by the Company in its 10-Q for the fiscal quarter ended May 30, 2003 does not constitute such a change.

         6.6. Taxes. Each of the Company and its Significant Subsidiaries has filed or caused to be filed all federal, state, local or other (including foreign) tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and reserved for in accordance with generally accepted accounting principles as in effect from time to time, have paid or caused to be paid all taxes as shown on said returns or any assessment received by it, to the extent that such taxes have become due, except where the failure to file such tax returns or pay such taxes or assessments could not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any proposed tax assessment against the Company or any of its Significant Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

         6.7. Litigation; Loss Contingencies.

         (A) There is no action, suit, proceeding or arbitration before or by any Governmental Authority or private arbitrator pending or, to the Company's knowledge, threatened against the Company, any of its Significant Subsidiaries or any property of any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (B) Neither the Company nor any of its Significant Subsidiaries has any contingent obligations other than contingent obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.8. Subsidiaries. The officer's certificate delivered to the Administrative Agent pursuant to Section 5.1(12) of this Agreement (as updated from time to time by the Company at the reasonable request of the Administrative Agent after the formation, acquisition or dissolution of any Subsidiary) identifies, and describes the ownership of, the Subsidiaries of the Company. The outstanding Capital Stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, except to the extent that the failure to be duly authorized, validly issued, fully paid or nonassessable could not reasonably be expected to have a Material Adverse Effect.

         6.9. ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived.

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

Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than for the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment, in either case, of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist and which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

         For purposes of this Section 6.9, "material" means any amount, noncompliance or other basis for liability which, individually or in the aggregate with each other basis for liability under this Section 6.9, could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability at any time in excess of $30,000,000.

         6.10. Accuracy of Information. The information, exhibits and reports (other than financial projections) furnished by the Company, or by the Company on behalf of any of its Significant Subsidiaries, in writing to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Company and its Significant Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. All financial projections, if any, that have been prepared by the Company and made available to the Administrative Agent or any Lender, have been prepared in good faith based upon assumptions the Company, in its exercise of commercially reasonable judgment, believed to be reasonable (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

         6.11. Securities Activities. Neither the Company nor any of its Significant Subsidiaries is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

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         6.12. Material Agreements. Neither the Company nor any of its
Subsidiaries has received written notice that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party or
(ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in the case of each of clauses (i) and (ii), which default or condition has not been waived and has had, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         6.13. Compliance with Laws. The Company and its Significant Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.14. Assets and Properties. Each of the Company and its Significant Subsidiaries has good title to all material real and personal properties owned by it and a valid leasehold interest in all of its material leased assets.

         6.15. Statutory Indebtedness Restrictions. Neither the Company nor any of its Significant Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, or any other foreign, federal, state or local statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16. Environmental Matters.

                  (i) The operations of the Company and its Significant Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law.

                  (ii) The Company and its Significant Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits.

                  (iii) Neither the Company, any of its Significant Subsidiaries nor any of their respective currently owned or leased property or operations, or, to the Company's or any of its Significant Subsidiaries' knowledge, any of their respective formerly owned or leased property or operations, are subject to or the subject of, any pending or threatened investigation known to the Company or any of its Significant Subsidiaries, any pending or, to the Company's or any of its Significant Subsidiaries' knowledge, threatened judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment.

                  (iv) There is not now, nor to the Company's or any of its Significant Subsidiaries' knowledge has there ever been, on or in the property of the Company or any of its Significant Subsidiaries any material landfill, waste pile, underground storage

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         tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility, any material polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any material asbestos containing material that is reasonably likely to give rise to any material claim or liability under any Environmental, Health or Safety Requirements of Law.

                  (v) To the knowledge of the Company or any of its Significant Subsidiaries, neither the Company nor any of its Significant Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

For purposes of this Section 6.16 "material" means any noncompliance or basis for liability which, individually or in the aggregate, could reasonably be likely to subject the Company or any of its Significant Subsidiaries to liability at any time in excess of $30,000,000.

         6.17. Insurance. The Company maintains, and has caused each Significant Subsidiary to maintain, with financially sound and reputable insurance companies, insurance in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices.

         6.18. Solvency. After giving effect to (i) the Loans to be made (or, if applicable, Letters of Credit to be issued) on the Closing Date or such other date as Loans requested hereunder are made (or Letters of Credit are issued),
(ii) the other transactions contemplated by this Agreement and the other Loan Documents and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company is, and the Company and its Subsidiaries taken as a whole are, Solvent.

         6.19. Benefits. Each of the Company and its Significant Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and the Company acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guarantees, any Subsidiary Borrower to assume joint and several liability for the Obligations to the extent provided in Section 1.4 or any other Subsidiary to execute and deliver any Loan Document to which it is a party, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

         6.20. Reportable Transaction. The Company does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

         6.21. Negative and Equal and Ratable Pledge Clauses. Schedule 6.21 identifies, as of the Closing Date, each agreement, note, indenture or other instrument evidencing Indebtedness which prohibits the creation of a Lien on any of properties or other assets of the Company or any of its Subsidiaries in favor of the Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations, whether such prohibition is absolute or subject to an equal and ratable sharing arrangement, other than any agreement, note, indenture or other instrument

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evidencing a short-term, uncommitted, unsecured, overdraft facility for which the aggregate principal amount available for drawing is less than $2,000,000 (or equivalent thereof in any other currency) individually (not to exceed $20,000,000 for all such agreements, notes, indentures or other instruments in the aggregate) and with respect to which a Foreign Subsidiary of the Company is the sole obligor.

         6.22. Additional Representations and Warranties of Foreign Subsidiary Borrowers. In addition to the foregoing representations and warranties made by the Company on behalf of the Foreign Subsidiary Borrowers, or deemed to be made by the Foreign Subsidiary Borrowers, each Foreign Subsidiary Borrower further represents and warrants to the Administrative Agent and the Lenders as follows, except to the extent agreed by the Administrative Agent and the Lenders and set forth in the relevant Assumption Letter:

         (A) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each other Loan Document to which such Foreign Subsidiary Borrower is a party in its jurisdiction of organization ("HOME COUNTRY"), it is not necessary that this Agreement or any other Loan Document to which such Foreign Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid in respect of this Agreement or any other Loan Document of such Foreign Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Foreign Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Foreign Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Foreign Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not in any manner that could reasonably be expected to have a Material Adverse Effect: (i) violate any law or regulation of such Foreign Subsidiary Borrower's Home Country or any political subdivision thereof; (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Foreign Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (provided, that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, such Foreign Subsidiary Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against
(x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent such Foreign Subsidiary Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default); or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Foreign Subsidiary Borrower's Home Country is a member.

         (B) No Immunity. Neither such Foreign Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in connection with the enforcement of, or any dispute arising in connection with, any Loan Document to which it is a party. Such Foreign Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance

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with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

                             ARTICLE VII: COVENANTS

         The Company covenants and agrees on behalf of itself and, to the extent applicable, its Subsidiaries (and each Subsidiary Borrower shall also be deemed to so covenant and agree to the extent such covenant relates to such Subsidiary Borrower and, to the extent applicable, its Subsidiaries) that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit (or cash collateralization thereof in accordance with Section 3.11), unless the Required Lenders shall otherwise give prior written consent:

         7.1. Reporting. The Company shall (it being agreed that the Company may furnish or deliver any of the reports or information set forth in this Section
7.1 (other than the certificates described in Section 7.1(A)(iii) or the written statement of the chief financial officer or treasurer described in Section 7.1(D)(i)) in electronic form, including by the concurrent notification and provision of a link to an Internet website on which such report or information is posted):

         (A) Financial Reporting. Furnish to the Administrative Agent (with sufficient copies for each of the Lenders, which copies shall be distributed to the Lenders by the Administrative Agent):

                  (i) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each of the Company's first three fiscal quarters, the consolidated balance sheet of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter.

                  (ii) Annual Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each fiscal year,
         (a) the consolidated balance sheet of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year, and (b) an audit report on the consolidated financial statements listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the

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

         examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (iii) Officer's and Compliance Certificates. Together with each delivery of any financial statement pursuant to clauses (i) and
         (ii) of this Section 7.1(A), commencing with the first such delivery to occur after the Closing Date, (a) an Officer's Certificate of the Company, substantially in the form of Exhibit G attached hereto and made a part hereof, stating that (x) the representations and warranties of the Company contained in Article VI hereof are true and correct in all material respects as of the date of such Officer's Certificate (unless such representation or warranty relates to an earlier date, in which case, such representation and warranty shall be true in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and
         6.21 shall only be made as of the Closing Date), (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (z) the Company, the Company's chief executive officer, and the Company's chief financial officer are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (or such other officers as may be required from time to time thereunder), and (b) a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the Company's chief financial officer or treasurer, demonstrating compliance with the provisions of Sections 7.2(I) and 7.4 and identifying the Material Subsidiaries of the Company at such time, all in accordance with Agreement Accounting Principles, and, in the case of any compliance certificate delivered with the quarterly financial statements required by Section 7.1(A)(i) above, certifying that such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with generally accepted accounting principles as in effect at such time, subject to normal year-end audit adjustments and the absence of footnotes.

         (B) Notice of Default. Promptly upon an Authorized Officer of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to the Company with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon an Authorized Officer of the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Significant Subsidiaries or any property of the Company or any of its Significant Subsidiaries not previously

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disclosed pursuant to Section 6.7, which action, suit, proceeding or arbitration
(or in the case of multiple actions, suits, proceedings or arbitrations arising out of the same general allegations or circumstances, which actions, suits proceedings or arbitrations), if adversely determined, could reasonably be expected to expose the Company or any of its Significant Subsidiaries to liability in an amount aggregating $30,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Significant Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Significant Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding or arbitration covered by a report delivered pursuant to clause
(i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent, at the Company's expense, the following information and notices as soon as reasonably possible and in any event:

                  (i) within ten (10) Business Days after any Authorized Officer of the Company knows or should have known that a Termination Event has occurred which, individually or in the aggregate, could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability in excess of $15,000,000, a written statement of the chief financial officer or treasurer of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after an Authorized Officer of the Company knows or should have known of the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within ten
         (10) Business Days such communication is received;

                  (iii) within ten (10) Business Days after an Authorized Officer of the Company knows or should have known that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter, in each case, if such termination could reasonably be expected, individually or in the aggregate, to subject the Company or any of its Significant Subsidiaries to liability in excess of $15,000,000; and

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

                  (iv) within ten (10) Business Days after any Authorized Officer of the Company knows or should have known that the Company or any member of the Controlled Group has failed to make a required installment or any other required payment to a Benefit Plan which could result in the imposition of a lien in excess of $15,000,000 under
         Section 412(n) of the Code, a notice thereof.

         (E) Labor Matters. Notify the Administrative Agent in writing, within ten (10) Business Days of any Authorized Officer of the Company learning of (i) any labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities, which dispute could reasonably be expected to have a Material Adverse Effect and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         (F) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, taken as a whole.

         (G) Environmental Notices. As soon as possible and in any event within thirty (30) days after receipt by the Company or any of its Significant Subsidiaries, deliver to the Administrative Agent a copy of (i) any written notice or claim to the effect that the Company or any of its Significant Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Significant Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any written notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Significant Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability individually or in the aggregate in excess of $15,000,000.

         (H) Change in Moody's Rating or S&P Rating. As soon as possible upon the occurrence thereof and in any event within five (5) days after an Authorized Officer of the Company obtains knowledge thereof, deliver to the Administrative Agent notice of any change in the Company's Moody's Rating or S&P Rating (it being understood and agreed that this notice provision shall in no event change the date on which the pricing level associated with such Moody's Rating or S&P Rating shall be adjusted in accordance with the terms of the Pricing Schedule).

         (I) Other Information. Promptly upon receiving a request therefor from the Administrative Agent or any Lender, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Lender.

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         7.2. Affirmative Covenants.

         (A) Corporate Existence, Etc. Except as permitted pursuant to Section 7.3(G), the Company shall, and shall cause each of its Significant Subsidiaries to, at all times maintain its valid existence and (to the extent such concept applies to such entity) good standing status as a corporation, partnership, limited liability company or analogous foreign entity in its jurisdiction of incorporation or organization, as the case may be, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Significant Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

         (C) Compliance with Laws, Etc. The Company shall, and shall cause its Significant Subsidiaries to, (a) comply with all Requirements of Law (including, without limitation, Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and any Environmental, Health or Safety Requirements of Law) affecting such Person or the business, properties, assets or operations of such Person and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing, unless failure to comply with such Requirements of Law or to obtain or maintain such permits could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Significant Subsidiaries to pay, all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon; provided, however, that no such taxes, assessments and governmental charges need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles as in effect from time to time shall have been made therefor or if the failure to pay such taxes, assessments and governmental charges could not reasonably be expected to have a Material Adverse Effect.

         (E) Insurance. The Company shall maintain for itself and its Significant Subsidiaries, or shall cause each of its Significant Subsidiaries to maintain in full force and effect, insurance in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices.

         (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of the Company's Significant Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Significant Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts

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with their officers, all upon reasonable notice and at such reasonable times during normal business hours and at the sole expense of the inspecting Administrative Agent or Lender, as the case may be; provided, that for so long as no Default has occurred and is continuing, the Administrative Agent and each Lender shall only be entitled to one such inspection and visitation by its respective financial institution in any consecutive twelve-month period (it being understood and agreed that after the occurrence and during the continuance of a Default the number of such inspections shall not be limited and any such inspection shall be at the sole expense of the Company). The Company shall keep and maintain, in all material respects, proper books of record and account on a consolidated basis in which entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities and, if different, documentation to support adjustments to conform to Agreement Accounting Principles.

         (G) Maintenance of Property. The Company shall cause all material property used in the conduct of its business to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to so maintain such property or make such repairs, renewals, replacements, betterments or improvements could not reasonably be expected to have a Material Adverse Effect; provided, however, that, subject to the other terms of this Agreement, nothing in this Section 7.2(G) shall prevent the Company from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

         (H) Use of Proceeds. The Company shall use the proceeds of the Revolving Loans for general corporate purposes of the Company and its Subsidiaries (including, without limitation, to consummate Permitted Acquisitions).

         (I) Guaranty and Pledge Documentation from Subsidiaries.

                  (i) Material Domestic Subsidiaries and Certain Material Foreign Subsidiaries. In addition to executing and delivering the Company Guaranty as and when required by Section 5.3 and causing each Material Domestic Subsidiary as of the Closing Date and Steelcase SAS to execute and deliver a Subsidiary Guaranty on the Closing Date as required by Section 5.1, the Company will (a) cause each Subsidiary that becomes a Material Domestic Subsidiary or a Material Foreign Subsidiary that is a Special Foreign Subsidiary after the Closing Date (whether by virtue of the consummation of a Permitted Acquisition, a sale, lease, conveyance, disposition or other transfer of any assets, contributions to capital, additional Investments in such Subsidiary, any corporate reorganization or otherwise), to execute and deliver to the Administrative Agent, as promptly as possible but in any event within sixty (60) days after becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit I attached hereto (whereupon such Subsidiary shall become a "Subsidiary Guarantor" under such Subsidiary Guaranty and this Agreement) or, in the case of a guaranty by any Special Foreign Subsidiary, such form of guaranty as may be enforceable under the laws

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         of its jurisdiction of organization in the determination of the
         Administrative Agent and its counsel, and (b) deliver and/or cause each such Subsidiary to deliver resolutions, officer's certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (ii) Other Subsidiaries. Without in any way limiting the immediately preceding clause (i), if at any time after the Closing Date a Non-Obligor Coverage Trigger Event occurs, the Company shall, to the extent necessary to cure the conditions giving rise to such Non-Obligor Coverage Trigger Event as promptly as possible but in any event within sixty (60) days following the occurrence thereof:

                           (a)      (1) cause, at the Company's option,
                  additional Domestic Subsidiaries or Special Foreign Subsidiaries to execute and deliver to the Administrative Agent an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to
                  Exhibit I attached hereto (whereupon such Subsidiary shall become a "Subsidiary Guarantor" under such Subsidiary Guaranty and this Agreement) or, in the case of a guaranty by any Special Foreign Subsidiary, such form of guaranty as may be enforceable under the laws of its jurisdiction of organization in the determination of the Administrative Agent and its counsel, and (2) deliver and/or cause each such Subsidiary to deliver resolutions, officer's certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and/or

                           (b) (1) execute and deliver or cause one or more parent Domestic Subsidiaries or Special Foreign Subsidiaries to execute and deliver to the Administrative Agent one or more Pledge Agreements with respect to sixty-five percent (65%) of the Capital Stock of one or more First-Tier Foreign Subsidiaries, and (2) deliver and/or cause each such parent Domestic Subsidiary or Special Foreign Subsidiary and such pledged First-Tier Foreign Subsidiary, as appropriate, to deliver resolutions, officer's certificates, opinions of counsel, share certificates, transfer powers and such other authorizing or perfection documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

         7.3. Negative Covenants.

         (A) Indebtedness of Non-Guarantor Subsidiaries. The Company shall not permit any Non-Guarantor Subsidiary to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i) Permitted Existing Non-Guarantor Subsidiary Indebtedness and Permitted Refinancing Indebtedness with respect thereto;

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                  (ii)     Indebtedness arising from intercompany loans and
         advances; provided, that intercompany loans and advances from the Company or any Significant Subsidiary to any Non-Guarantor Subsidiary shall be subject to any limitations on Investments in such Non-Guarantor Subsidiaries set forth in Section 7.3(D);

                  (iii) other Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Non-Guarantor Subsidiaries in an aggregate outstanding principal amount not to exceed $50,000,000 at any time; provided, however, that the basket in this
         Section 7.3(A)(iii) shall not be used for additional Indebtedness of the type described in Section 7.3(A)(ii).

         (B) Asset Sales. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale after the Closing Date (which, for purposes of clarification, shall not include any sales of the type specifically excluded in the definition of "Asset Sales") other than an Asset Sale which (i) when combined with all such other Asset Sales (each such Asset Sale being valued at fair market value) during the then current fiscal year, represents the disposition of assets with an aggregate fair market value not greater than fifteen percent (15%) of the aggregate book value of the Company's Consolidated Assets as of the end of the fiscal year immediately preceding the Closing Date and (ii) when combined with all such other Asset Sales (each such Asset Sale being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than twenty-five percent (25%) of the Company's Consolidated Assets as of the end of the fiscal year immediately preceding the Closing Date.

         (C) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                  (i) Liens created by the Loan Documents or otherwise securing the Obligations;

                  (ii) Liens on assets of the Company and its Subsidiaries as of the Closing Date identified as such on Schedule 7.3(C)(ii) to this Agreement (including, without limitation, Liens relating to existing construction projects and improvements, and the interest of the lessor in two (2) aircraft that are leased to the Company, in each case, as more specifically described on Schedule 7.3(C)(ii);

                  (iii)    Customary Permitted Liens;

                  (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof) securing Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of (a) two (2) new aircraft (solely to the extent that any Liens identified on Schedule 7.3(C)(ii) with respect to such aircraft are not extended, renewed or replaced in accordance with clause (ix) below) and (b) other assets used in its business in an aggregate outstanding principal amount not to exceed $35,000,000 at any time; provided that, in the case of any Liens under this clause (iv), such Liens shall not

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         apply to any property of the Company or its Subsidiaries other than that purchased or financed or subject to such Capitalized Lease;

                  (v) Liens securing Indebtedness of a Subsidiary of the Company owing to the Company; provided that in respect of a Non-Guarantor Subsidiary, such Indebtedness is permitted under Section 7.3(A)(ii).

                  (vi) Liens on Receivables and Related Security securing a Permitted Receivables Financing;

                  (vii) Liens securing obligations of the Company or its Subsidiaries (whether such obligations are absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired and including all renewals, extensions and modifications thereof and substitutions therefor) under any Hedging Arrangements permitted hereunder to the extent the collateral delivered for such obligations does not exceed $15,000,000 at any time;

                  (viii) Liens existing on property or assets of a Person which becomes a Subsidiary of the Company after the Closing Date pursuant to a Permitted Acquisition; provided that (a) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of becoming a Subsidiary, (b) any such Lien does not encumber any property or assets other than property which is, or assets that are, encumbered at the time such Person becomes a Subsidiary (other than additions thereto and property or assets in replacement or substitution thereof) and (c) within ninety (90) days following such Permitted Acquisition, the Indebtedness secured by such Liens is either refinanced on an unsecured basis or otherwise repaid in full and such Liens are released and terminated;

                  (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) through (viii) to the extent that the principal amount of the Indebtedness secured thereby does not exceed the principal amount of the Indebtedness secured by the original Lien and provided that such extension, renewal or replacement shall be limited to the property which was the subject of the original Lien or any similar property exchanged contemporaneously or, in the case of a like-kind exchange, within 180 days therefor; provided, however, that any extension, renewal or replacement of any Liens described in the immediately preceding clause (viii) shall continue to be subject to the limitations set forth therein as if such extended, renewed or replaced Liens arose on the date of the relevant Permitted Acquisition;

                  (x) other Liens securing Indebtedness not to exceed $65,000,000 in the aggregate at any time.

In addition, neither the Company nor any of its Subsidiaries shall, after the Closing Date, become a party to any agreement, note, indenture or other instrument (including any agreement that replaces, refinances, amends or otherwise modifies any agreement, note, indenture or other instrument identified on Schedule 6.21 hereto), or take any other action, which would prohibit

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the creation of a Lien on any of its properties or other assets in favor of the
Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations provided, that:

         (a) any agreement, note, indenture or other instrument in connection with Indebtedness of the type described in Section 7.3(C)(iv) (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the other Holders of Obligations on the items of property purchased or financed or subject to such Capital Lease;

         (b) the documents evidencing a Permitted Receivables Financing may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the other Holders of Obligations with respect to the Receivables and Related Security of the Company and/or its Subsidiaries to the extent transferred to an SPV or other Person in connection therewith (other than with respect to the right, title and interest of the Company and/or its Subsidiaries in and to (1) the equity of such SPV or (2) any subordinated note owing from such SPV to the Company evidencing a portion of the purchase price of the Receivables and Related Security);

         (c) any agreement, note, indenture or other instrument in connection with Indebtedness of the type described in Section 7.3(C)(viii) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the other Holders of Obligations for only so long as the related Liens are permitted to remain outstanding pursuant to such Section;

         (d) the Senior Note Indenture may continue to prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on certain fixed assets, equity interests and indebtedness of the Company's "Restricted Subsidiaries" (as defined therein), but solely to the extent so provided in such Senior Note Indenture as in effect on the Closing Date, unless the holders of the Senior Notes shall be provided with an equal and ratable Lien; and

         (e) any Equal and Ratable Debt (other than the Senior Notes) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on assets of the Company and its Subsidiaries unless the holders of such Equal and Ratable Debt shall be provided with an equal and ratable Lien; provided, however, that the aggregate outstanding principal amount of obligations under any Equal and Ratable Debt created, incurred or assumed by the Company or any Subsidiary (or with respect to which the Company or any Subsidiary becomes directly or indirectly liable) after the Closing Date shall be added to the denominator of the Asset Coverage Ratio as provided in Section 7.4(D).

         (D) Investments. Neither the Company nor any of its Significant Subsidiaries shall directly or indirectly make or own any Investment except:

                  (i)      Investments in accordance with the Investment Policy;

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                  (ii)     Investments in trade receivables or received in
         connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iii) Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;

                  (iv) Investments by the Company or any Subsidiary in any Subsidiary that is a member of the Obligor Group;

                  (v) Investments by any Non-Obligor Subsidiary in any other Non-Obligor Subsidiary;

                  (vi) Investments by any member of the Obligor Group in any Non-Obligor Subsidiary (which, for informational purposes, are in a Dollar Amount equal to $565,000,000 as of the Closing Date, which Dollar Amount includes non-Dollar Investments of approximately 180,000,000 euro, as more specifically described on Schedule 7.3(D)(vi) hereto); provided, that the aggregate amount of all such Investments (with Investments of up to 180,000,000 euro being converted at the Dollar/euro exchange rate in effect on the Closing Date) shall not exceed $665,000,000 at any time;

                  (vii)    Investments constituting Permitted Acquisitions;

                  (viii) Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to an SPV or other Subsidiary or otherwise resulting from transfers of assets permitted hereunder to such SPV or other Subsidiary, in either case, in connection with a Permitted Receivables Financing; and

                  (ix) Investments in addition to those referred to elsewhere in this Section 7.3(D) (which, for informational purposes, are in amount equal to $255,000,000 as of the Closing Date, as more specifically described on Schedule 7.3(D)(ix) hereto) in an aggregate amount not to exceed, at any time, $255,000,000 plus fifteen percent (15%) of the Company's Consolidated Net Worth as of the relevant date of determination.

         (E) Permitted Acquisitions. Neither the Company nor any of its Subsidiaries shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "PERMITTED ACQUISITION"):

                  (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

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                  (iii)    not less than five (5) Business Days prior to each
         such Acquisition with an aggregate purchase price in excess of $25,000,000 (including the incurrence or assumption of any Indebtedness in connection therewith and transaction-related contractual payments to the extent that the liability for, and the amount of, such payments are established at the time the Acquisition is consummated), the Company shall deliver to the Administrative Agent and the Lenders a certificate from the Company's chief financial officer or treasurer demonstrating to the reasonable satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted hereunder in connection therewith, on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Acquisition, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter for which financial statements are publicly available, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default; provided, that notwithstanding the terms of
         Section 7.4(A) hereto, the Company shall be required to demonstrate that the Leverage Ratio (calculated on a pro forma basis as described above) shall not exceed 2.50 to 1.00; and

                  (iv) in the case of an Acquisition of Equity Interests of an entity, the acquired entity shall be (a) a Subsidiary of the Company, (b) merged with and into the Company or any Subsidiary substantially concurrently with such Acquisition, with the Company or such Subsidiary being the surviving corporation with voting control following such merger or (c) an Owned Dealer Affiliate.

         (F) Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or its Subsidiaries, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate, except for (i) intercompany Indebtedness and Investments permitted hereunder to the extent such transactions occur in the ordinary course of business and pursuant to the reasonable requirements of the Company's or its Subsidiaries' business, (ii) other transactions between the Company or any of its Subsidiaries, on the one hand, and any SPV or other Subsidiary, on the other hand, in connection with a Permitted Receivables Facility and (iii) other transactions between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, on the other hand, with respect to the sale or use of goods or services and entered into in the ordinary course of business for consideration consisting of, at a minimum, full reimbursement of costs to the Company or any applicable Subsidiary, as the case may be.

         (G) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B), 7.3(D) or 7.3(E) and, (ii) any Subsidiary or Affiliate of the Company may be

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merged into, or consolidated with, the Company or any Subsidiary of the Company so long as no Default or Unmatured Default is then continuing or would result therefrom and (iii) any Person may be merged into or consolidated with, or liquidated, wound-up or dissolved into the Company or any Subsidiary of the Company so long as no Default or Unmatured Default is then continuing or would result therefrom; provided, however, that with respect to the foregoing clauses
(ii) and (iii) and without limiting the provisions of Section 7.3(E)(iv), in the case of any merger with or into, consolidation with or liquidation, winding-up or dissolution into (x) the Company, the Company shall be the surviving corporation and (y) any Subsidiary Borrower, such Subsidiary Borrower shall be the surviving corporation.

         (H) Margin Regulations. Neither the Company nor any of its Significant Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (I) ERISA. The Company shall not:

                  (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Company or any Controlled Group member under Title IV of ERISA; or

                  (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
         Section 412 of the Code on or before the due date for such installment or other payment;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability to the Company or any of its Subsidiaries in excess of $30,000,000.

         (J) Subsidiary Covenants. The Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests or pay any Indebtedness or other Obligation owed to any Borrower or any member of the Obligor Group, make loans or advances or other Investments in any Borrower or any member of the Obligor Group, or sell, transfer or otherwise convey any of its property to any Borrower or any member of the Obligor Group other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) restrictions imposed by the holder of a Lien permitted by
Section 7.3(C) and (iv) restrictions imposed in a joint venture agreement on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests, the removal of which requires the consent of one or more of the joint venture partners or the joint venture's board of directors (but not the consent of any third parties).

         (K) Hedging Arrangements. The Company shall not and shall not permit any of its Significant Subsidiaries to enter into any Hedging Arrangement, other than Hedging

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Arrangements entered into by the Company or such Significant Subsidiary pursuant to which the Company or such Significant Subsidiary has, in its commercially reasonable judgment, hedged its interest rate, foreign currency or commodity exposure and which are non-speculative in nature.

         (L) Other Indebtedness. The Company shall not amend, modify or supplement the Senior Note Indenture or any instrument, document or agreement evidencing the Senior Notes (or any replacements, substitutions or renewals thereof) where such amendment, modification or supplement provides for the following or which has any of the following effects:

                  (i) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

                  (ii) shortens the final maturity date of the Senior Notes or otherwise accelerates the amortization schedule with respect to the Senior Notes; or

                  (iii) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary, or, in the case of adding covenants, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios than the covenants in this Agreement.

         7.4. Financial Covenants. The Company shall comply with the following:

         (A) Maximum Leverage Ratio. The Company shall not permit the ratio (the "LEVERAGE RATIO") of (i) Indebtedness of the Company and its consolidated Subsidiaries (determined in accordance with Agreement Accounting Principles) to
(ii) Adjusted EBITDA to be greater than (a) 3.00 to 1.00 as of the end of each fiscal quarter of the Company through the fiscal quarter ending August 27, 2004 and (b) 2.75 to 1.00 as of the end of each fiscal quarter of the Company thereafter.

The Leverage Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Company based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter and (b) for Adjusted EBITDA, the actual amount for the four
(4) most recently completed fiscal quarters.

         (B) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $1,000,000,000 plus (b) for each fiscal year beginning with the fiscal year ending February 27, 2004, the sum of fifty percent (50%) of Net Income (if positive) for such fiscal year, plus (c) fifty percent (50%) of the net cash proceeds resulting from the issuance by the Company of any Capital Stock (other than sales of shares of the Company's Class A common stock occurring substantially contemporaneously with a dollar-for-dollar repurchase of shares of the Company's Class B common stock, as confirmed by the Administrative Agent); provided that, if representing an overall loss, charge or deduction, an amount not to exceed $150,000,000 in the accumulated other comprehensive income or loss accounts (or similarly entitled accounts) of the Company and its Subsidiaries (it being understood

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and agreed that such accounts reflect such non-cash adjustments as foreign currency translation and transaction adjustments, net unrealized gains/losses on all investments, minimum pension liability and other FASB87 and FASB133 related adjustments), shall in each case be excluded in calculating the Company's Consolidated Net Worth. The Company's compliance with this covenant shall be calculated and tested as of the end of each fiscal quarter of the Company upon relevant financial statements becoming publicly available.

         (C) Interest Coverage Ratio. The Company shall not permit the ratio (the "INTEREST COVERAGE RATIO") of (i) Adjusted EBITDA minus Capital Expenditures of the Company and its consolidated Subsidiaries to (ii) Interest Expense to be less than 2.50 to 1.00 for each four (4) fiscal quarter period of the Company.

The Interest Coverage Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Company based upon, for Adjusted EBITDA, Capital Expenditures and Interest Expense, the actual amount for the last four (4) most recently completed fiscal quarters; provided, that the Interest Coverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Permitted Acquisition.

         (D) Asset Coverage Ratio. On the day after (a) S&P's issuance of a S&P Rating of less than BBB- or (b) Moody's issuance of a Moody's Rating of less than Baa3 and until both (x) S&P issues and maintains a S&P Rating of BBB- or higher and (y) Moody's issues and maintains a Moody's Rating of Baa3 or higher, the Company shall not permit the ratio (the "ASSET COVERAGE RATIO") of (i) the sum of (A) the consolidated accounts receivable of the Company which are not subject to any Lien other than a Customary Permitted Lien (which, without limitation, shall exclude Receivables transferred pursuant to a Permitted Receivables Financing) other than Receivables with respect to which the Company or any Affiliate of the Company is the obligor, plus (B) the book value of consolidated inventory of the Company which is not subject to any Lien other than a Customary Permitted Lien (which inventory shall in no event exceed more than fifty percent (50%) of the sum of clauses (A) and (B)) to (ii) the sum of
(A) the then outstanding Revolving Credit Obligations and (B) the then aggregate outstanding principal balance of all Equal and Ratable Debt that is created, incurred or assumed by the Company or any Subsidiary (or with respect to which the Company or any Subsidiary becomes directly or indirectly liable) after the Closing Date (which, for purposes of clarification, shall include, in addition to the aggregate outstanding principal balance of new Equal and Ratable Debt,
(1) the aggregate principal balance of all fundings under Equal and Ratable Debt that is in existence as of the Closing Date but only to the extent such fundings have the effect of increasing the aggregate principal amount outstanding thereunder and (2) the then aggregate principal balance of all Equal and Ratable Debt in existence as of the Closing Date that has been refinanced or replaced or with respect to which the final maturity date or all or any portion of the amortization schedule has been extended), to be less than 1.75 to 1.00.

The Asset Coverage Ratio on any test date shall be calculated based upon the Company's consolidated accounts receivable and the book value of the Company's consolidated inventory as of the end of the Company's then most recently completed fiscal quarter for which financial

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statements are publicly available and the Revolving Credit Obligations and applicable Equal and Ratable Debt as of the relevant test date.

                             ARTICLE VIII: DEFAULTS

         8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) Failure to Make Payments When Due. The Company or any of its Subsidiaries shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or Reimbursement Obligations or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) Breach of Certain Covenants. The Company or any of its Subsidiaries shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under:

                  (i) Sections 7.1 (other than Section 7.1(B)) or 7.2 (other than Section 7.2(I)) and such failure shall continue unremedied for fifteen (15) days after the earlier of (a) the date on which the Administrative Agent sends written notice of such failure to the Company or (b) the date on which an Authorized Officer of the Company knew or should have known of such failure, or

                  (ii) Sections 7.1(B), 7.2(I), 7.3 or 7.4 and either (a) the Administrative Agent sends written notice of such failure to the Company or (b) an Authorized Officer of the Company knew or should have known of such failure, whichever is earlier.

         (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any of its Subsidiaries to the Administrative Agent or any Lender herein or by the Company or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) Other Defaults. The Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A), (B) or (C) of this Section 8.1), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the date on which the Administrative Agent sends written notice of such default to the Company.

         (E) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Material Indebtedness, beyond any period of grace provided with respect thereto; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness beyond any period of grace, if any,

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provided with respect thereto, if the effect of such breach, default or event of default or such other condition is to cause an acceleration or mandatory redemption of, or to require that the Company or such Subsidiary offer to purchase or repurchase such Material Indebtedness, or to permit the holder(s) of such Material Indebtedness to accelerate the maturity of any such Material Indebtedness or to require a redemption or other repurchase of such Material Indebtedness; or any such Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         (F) Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Company or any of its Significant Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Significant Subsidiaries or over all or a substantial part of the property of the Company or any of its Significant Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Significant Subsidiaries or of all or a substantial part of the property of the Company or any of its Significant Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Significant Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of its Significant Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (H) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single

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case or in the aggregate an amount in excess of $35,000,000 is or are entered and either (i) enforcement proceedings shall have been commenced by any creditor upon a final or nonappealable judgment or order or (ii) such judgment(s) shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days.

         (I) Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Significant Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Company or any of its Significant Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (J) Loan Documents. At any time, for any reason, other than in accordance with its terms, any Loan Document ceases to be in full force and effect or the Company or any of the Company's Significant Subsidiaries party thereto seeks to repudiate in writing its respective obligations thereunder.

         (K) Guarantor Revocation. The Company or any Subsidiary Guarantor shall terminate or revoke any of its obligations under its respective Guaranty, other than as a result of any transaction permitted under the terms of this Agreement.

         (L) Pledge Agreements. Other than in accordance with its terms, any Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby or the Company or any of its Subsidiaries shall terminate or revoke any of its obligations under a Pledge Agreement to which it is a party.

         (M) Termination Event. Any Termination Event occurs which is reasonably likely to subject either the Company or any member of its Controlled Group to liability in excess of $30,000,000.

         (N) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender reasonably believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $30,000,000.

         (O) Change of Control. A Change of Control shall occur.

         (P) Environmental Matters. The Company or any of its Significant Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Company or any of its Significant Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Significant Subsidiaries arising from the Release by any other Person of any Contaminant into the environment or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Significant Subsidiaries, which, in any case, has or is reasonably likely to subject the Company or any of its Significant Subsidiaries to liability (which is not covered by undenied indemnification by a creditworthy indemnitor) in excess of $30,000,000.

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         (Q) Surety Obligations. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to its reimbursement obligations under any surety bond (or series of related surety bonds issued for the benefit of the same surety) in an aggregate amount in excess of $35,000,000, beyond any period of grace provided with respect thereto.

         (R) Hedging Obligations. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) under any Hedging Arrangement (or, if applicable, under all Hedging Arrangements governed by the terms of a single ISDA Master Agreement or other similar master netting contract between the Company or any Subsidiary and a single counterparty) with a Net Mark-to-Market Exposure in excess of $35,000,000, beyond any period of grace provided with respect thereto.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.

         ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS,
         AMENDMENTS AND REMEDIES

         9.1. Termination of Revolving Loan Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company expressly waives.

         9.2. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full in cash.

         9.3. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company

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may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender (which is not a defaulting Lender under the provisions of Sections 2.19 or 10.2) affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender.

                  (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon; provided, however, that (a) modifications to the provisions relating to prepayments of Loans and other Obligations and (b) a waiver or other modification of the application of the default rate of interest pursuant to Section 2.10 hereof shall, in each case, only require the approval of the Required Lenders.

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".

                  (iv) Except as permitted by Section 2.22, increase the amount of the Revolving Loan Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

                  (v) Permit any Borrower to assign its rights under this Agreement.

                  (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release (a) the Company from its obligations under the Company Guaranty, (b) any Subsidiary Guarantor that is a Material Subsidiary from its obligations under its respective Subsidiary Guaranty or (b) release any Subsidiary Guarantor that is not a Material Subsidiary from its obligations under its respective Subsidiary Guaranty if a Non-Obligor Coverage Trigger Event has occurred and has not been remedied or would result from such release.

                  (vii) Other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the collateral which is subject to the Pledge Agreements.

                  (viii)   Amend this Section 9.3.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) the Issuing Bank shall be effective without the written consent of the Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 13.3(C) without obtaining the consent of any of the Lenders.

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                         ARTICLE X: GENERAL PROVISIONS

         10.1. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations).

         10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards set forth in
Section 7.4 hereof or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment, subject to further modification in accordance with this Section 10.3. Notwithstanding the foregoing, all financial statements to be delivered by the Company pursuant to Section 7.1 shall be prepared in accordance with generally accepted accounting principles as in effect at such time.

         10.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than any prior agreements and understandings that are expressly stated to survive the effectiveness hereof.

         10.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any

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other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7. Expenses; Indemnification.

         (A) Expenses. The Borrowers shall reimburse the Administrative Agent, the Syndication Agent and the Arrangers for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of outside counsel and paralegals for the Administrative Agent and the Syndication Agent) paid or incurred by the Administrative Agent, the Syndication Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Syndication Agent and the Arrangers for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, the Syndication Agent and the Arrangers) paid or incurred by the Administrative Agent, the Syndication Agent or the Arrangers in connection with the collection of the Obligations and enforcement of the Loan Documents.

         (B) Indemnity. The Company further agrees to defend, protect, indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Arrangers, and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Syndication Agent's, Arranger's, Lender's or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "INDEMNITEES"), based upon its obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; provided, however, that no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. Each Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other

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proceeding relating to or arising out of the transactions evidenced by this
Agreement, the other Loan Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 10.7 and each other provision hereunder or in any other Loan Document whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify any Holder of Obligations shall survive the termination of this Agreement.

         10.8. Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         10.9. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party,
(vi) as permitted by Section 13.4 and (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder (it being understood that the Persons described in clauses (i) through (vii) above to whom such disclosure is made will be informed of the confidential nature of such confidential information and instructed to keep such information confidential). Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         10.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrowers and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

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         10.12. GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWERS AND THE
ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE BORROWERS AND THE ADMINISTRATIVE AGENT, THE ARRANGERS OR THE LENDERS IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         10.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) NON-EXCLUSIVE JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY (I) UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS OR (II) UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK.

         (B) SERVICE OF PROCESS.

                  (i) EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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                  (ii)     EACH SUBSIDIARY BORROWER HEREBY IRREVOCABLY APPOINTS
         THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING REFERRED TO IN THIS SECTION 10.13 AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY THEREOF TO IT CARE OF THE COMPANY AT ITS ADDRESS FOR NOTICES SET FORTH IN
         ARTICLE XIV OF THIS AGREEMENT.

         (C) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.14. Subordination of Intercompany Indebtedness. Each Borrower agrees that any and all claims of such Borrower against any other Borrower or Subsidiary Guarantor (as used in this Section 10.14, an "OBLIGOR"), or against any of its properties, including, without limitation, claims arising from liens or security interests upon property with respect to any indebtedness of any Obligor owing to such Borrower ("INTERCOMPANY INDEBTEDNESS"), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Obligor to the extent permitted by the terms of this Agreement and the other Loan Documents. Should any payment, distribution, security or instrument or proceeds thereof be received by such Borrower upon or with respect to the Intercompany Indebtedness in contravention of this Agreement or the Loan Documents or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G), prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrowers where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Holders of Obligations. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document have been terminated, no Borrower will

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assign or transfer to any Person (other than the Administrative Agent) any claim such Borrower has or may have against any Obligor.

                      ARTICLE XI: THE ADMINISTRATIVE AGENT

         11.1. Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code as in effect from time to time in the State of Illinois (or any successor provision) and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

         11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         11.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found to have been caused by the gross negligence or willful misconduct of such Person.

         11.4. No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent

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shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents for perfection or priority of the Liens on any collateral subject to the Loan Documents, the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

         11.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans. Upon receipt of any such instructions from the Required Lenders (or all of the Lenders in the even that and to the extent that this Agreement expressly requires such), the Administrative Agent shall be permitted to act on behalf of the full principal amount of the Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6. Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         11.8. The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the

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extent caused by or resulting from the gross negligence or willful misconduct of the Administrative Agent. The obligations and agreements of the Lenders under this Section 11.8 shall survive the termination of this Agreement.

         11.9. Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Issuing Bank" or "Swing Line Bank" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         11.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

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         11.12. No Duties Imposed Upon Syndication Agent or Arrangers. No Person
identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or an "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, no Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or an "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         11.13. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         11.14. Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under terms of this Agreement.

         11.15. Authority with Respect to Guarantees and Pledge Agreements.

         (A) Authority to Take Action. Each Lender authorizes the Administrative Agent to enter into each Pledge Agreement required hereunder and, if a signature thereon becomes necessary, any Guaranty, and to take all action contemplated by such document, including, without limitation, all enforcement actions. Each Lender agrees that no Holder of Obligations (other than the Administrative Agent) shall have the right individually to independently enforce any Guaranty or seek to realize upon the security granted by any Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Obligations upon the terms of the applicable Pledge Agreement. In furtherance and without limitation of the foregoing, the Administrative Agent is hereby authorized and given a power of attorney by and on behalf of each of the Holders of Obligations to execute any Guaranty, if necessary, and the Pledge Agreements.

         (B) Authority to Take Perfection Actions. In the event that any collateral granted by any Pledge Agreement is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such collateral in favor of itself on behalf of the Holders of Obligations.

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         (C) Authority to Release Liens and Guarantors. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral granted by any Pledge Agreement or release any guarantor from its obligations under any of the Guarantees (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is permitted by this Agreement or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular items of collateral or guarantors pursuant to this Section 11.15(C). Notwithstanding the foregoing, a Subsidiary Guarantor shall, without further action, be released from its obligations under its respective Subsidiary Guaranty if such Subsidiary Guarantor ceases to be a Subsidiary of the Company in connection with a transaction permitted by the terms of this Agreement and, both before and after giving effect to such cessation, no Default or Unmatured Default exists.

         (D) Additional Authority. Upon any sale or transfer of assets constituting collateral granted by any Pledge Agreement which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least ten
(10) Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Obligations herein or pursuant hereto upon the collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of such collateral.

                     ARTICLE XII: SETOFF; RATABLE PAYMENTS

         12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due (provided, however, that no deposits of the Traditional Foreign Subsidiary Borrowers or Indebtedness held by or owing to the Traditional Foreign Subsidiary Borrowers shall be offset by any Lender and applied towards the Obligations incurred solely by or on behalf of the Company, any Domestic Subsidiary Borrower or any Special Foreign Subsidiary Borrower).

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         12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 2.14(E), 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable share of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made.

         12.3. Relations Among Lenders.

         (A) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

         (B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

         12.4. Representations and Covenants Among Lenders. Each Lender represents and covenants for the benefit of all other Lenders and the Administrative Agent that such Lender is not satisfying and shall not satisfy any of its obligations pursuant to this Agreement with any assets considered for any purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code.

         ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1. Successors and Assigns; Designated Lenders.

         (A) Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participants must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in

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compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.3(B). The parties to this Agreement acknowledge that clause (ii) of this
Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any promissory note issued hereunder to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to direct or indirect contractual counterparties in interest rate swap agreements relating to the Loans, but in all cases excluding credit default swaps; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 13.3. The Administrative Agent may treat the Person which made any Revolving Loan or which holds any promissory note issued hereunder as the owner thereof for all purposes hereof unless and until such Person complies with
Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any promissory note issued hereunder to direct payments relating to such Revolving Loan or promissory note issued hereunder to another Person. Any assignee of the rights to any Revolving Loan or any promissory note issued hereunder agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a promissory note has been issued hereunder in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         (B) Designated Lenders.

                  (i)      Subject to the terms and conditions set forth in this
         Section 13.1(B), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 13.1(B) shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit L hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, that
         (w) each Designated Lender shall comply with the provisions of Section 2.14(E) to the same extent as if it were a Lender, (x) all voting rights under this Agreement shall be exercised solely by the Designating Lender in its

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         sole discretion, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Section 2.14(E), Article IV or Section
         10.7 hereof for any amount which would exceed the amount that would have been payable by any Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional promissory notes shall be required to be issued hereunder with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the promissory notes issued hereunder in its possession as an administrative agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as an administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Company nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Company or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 13.4, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

                  (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 13.1(B) shall survive the termination of this Agreement.

         13.2. Participations.

         (A) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Revolving Credit Obligations of such Lender, any promissory note issued hereunder held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Obligations and the

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holder of any promissory note issued to it hereunder in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.3.

         (C) Benefit of Certain Provisions. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. Each Borrower further agrees that each Participant shall be entitled to the benefits of Section 2.14(E), Article IV and Section 10.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 13.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.14(E), Article IV or Section 10.7 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company and (ii) any Participant agrees to comply with the provisions of Section 2.14(E) and Article IV to the same extent as if it were a Lender.

         13.3. Assignments.

         (A) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto (each such agreement, an "ASSIGNMENT AGREEMENT"). Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Administrative Agent and, so long as no Default has occurred and is continuing, the Company, either be in an amount equal to the entire applicable Revolving Loan Commitment and Revolving Credit Obligations of the assigning Lender or (unless each of the Company and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Revolving Loan Commitment and Revolving Credit Obligations subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

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         (B) Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Company shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 13.3(B) shall not be unreasonably withheld or delayed.

         (C) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 13.3(A) and 13.3(B), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent or unless such assignment is made to such assigning Lender's Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Revolving Loan Commitment and Revolving Credit Obligations under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Credit Obligations assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(C), the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by promissory notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrowers of the previously issued promissory notes (if any) held by the transferor Lender, new promissory notes issued hereunder or, as appropriate, replacement promissory notes are issued to such transferor Lender, if applicable, and new promissory notes or, as appropriate, replacement promissory notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Revolving Credit Obligations), as adjusted pursuant to such assignment.

         (D) The Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrowers (and the Borrowers hereby designate the Administrative Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         13.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Designated Lender, Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound in writing by Section 10.9 of this Agreement.

         13.5. Tax Certifications. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.14(E) and Article IV.

                              ARTICLE XIV: NOTICES

         14.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower, the Lenders or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof (or, with respect to any Lender which is not a party hereto as of the Closing Date, at its address or facsimile number set forth in any Assignment Agreement or Commitment and Acceptance) or (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

         14.2. Change of Address. Each of the Borrowers and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties hereto, including, without limitation, each Lender. Each Lender may change the address for service of notice upon it by a notice in writing to the Company and the Administrative Agent.

                            ARTICLE XV: COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               The remainder of this page is intentionally blank.

                                                                    EXHIBIT 10.1

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                         STEELCASE INC., as the Borrower

                         By:    /s/ James P. Keane
                             ------------------------------------------
                         Name:  James P. Keane
                         Title: Senior Vice President, Chief Financial Officer

                         Address:
                         901 44th Street SE
                         Grand Rapids, MI 49508
                         Attention: Vice President, Finance and Treasurer Telephone No.: (616) 247-2637
                         Facsimile No.: (616) 247-2374

                         With a copy to:
                         901 44th Street SE
                         Grand Rapids, MI 49508
                         Attention: Vice President, General Counsel

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         BANK ONE, NA (Main Office Chicago), as the
                         Administrative Agent, the Issuing Bank, the Swing Line Bank and as a Lender

                         By: /s/ Thomas A. Gamm
                             ------------------------------------------
                         Name: Thomas A. Gamm
                         Title: Director

                         Address:
                         611 Woodward Avenue
                         Detroit, Michigan 48226
                         Attention: Thomas A. Gamm
                         Telephone No.: (313) 225-2531
                         Facsimile No.: (313) 226-0855
                         E-Mail: thomas_gamm@bankone.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

                         By: /s/ Robert Mauriello
                             ------------------------------------------
                         Name: Robert Mauriello
                         Title: Principal

                         Address:
                         1850 Gateway Boulevard
                         CA4-706-05-09
                         Concord, CA 94520
                         Attention: Vilma Tong
                         Phone: (925) 675-7336
                         Fax: (888) 969-9285
                         E-mail: vilma.tong@bankofamerica.com

                         Original Documents to:
                         Sara A. Mitchell
                         100 North Tryon Street, 17th Floor
                         Charlotte, NC 28255
                         Phone: (704) 388-6420

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         BNP PARIBAS, as a Lender

                         By: /s/ Daniel Bresson
                             ------------------------------------------
                         Name: Daniel Bresson
                         Title: Responsable Clientele Entreprise

                         By: /s/ Yves Schenck
                             ------------------------------------------
                         Name: Yves Schenck
                         Title: Adjoint Responsable Gestion et Ressources
                                Humaines

                         Address:
                         2 Rue du Dome
                         67000 STRASBOURG
                         France
                         Attention: Jean-Georges Hirsch
                         Phone: 00 33 3 88 21 54 22
                         Fax: 00 33 3 88 21 53 61
                         E-Mail: jeangeorges.hirsch@bnpparibas.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         CREDIT LYONNAIS, as a Lender

                         By: /s/ Fabrice Carrier
                             ------------------------------------------
                         Name: Fabrice Carrier
                         Title: Head of Corporate Finance Department

                         Address:
                         Credit Lyonnais, DRE Alsace Lorraine
                         6 rue de l'Eglise
                         67000 STRASBOURG
                         France
                         Attention: Valerie Geiger
                         Phone: 03 88 75 33 33
                         Fax: 03 88 75 33 66
                         E-Mail: valerie.geiger@creditlyonnais.fr

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         SOCIETE GENERALE, as a Lender

                         By: /s/ Eric E.O. Siebert, Jr.
                            -------------------------------------------
                         Name: Eric E.O. Siebert, Jr.
                         Title: Managing Director

                         Address:
                         Societe Generale
                         181 W. Madison Street
                         Suite 3400
                         Chicago, IL 60602
                         Attention: Eric Siebert
                         Phone: (312) 578-5003
                         Fax: (312) 578-5099
                         E-Mail: eric.siebert@sgcib.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                                STANDARD FEDERAL BANK NATIONAL ASSOCIATION, as a Lender

                                By: /s/ Thomas J. Ranville
                                    ------------------------------------------
                                Name: Thomas J. Ranville
                                Title: Senior Vice President

                                Address:
                                MO-935-00
                                P.O. Box 1701
                                40 Pearl NW
                                Grand Rapids, MI 49503-1707
                                Phone: (616) 451-7922
                                Fax: (616) 451-7909
                                E-Mail: tom.ranville@abnamro.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         FIFTH THIRD BANK (WESTERN MICHIGAN),
                         as a Lender

                         By: /s/ Seth W. Watson III
                             ------------------------------------------
                         Name: Seth W. Watson III
                         Title: Vice President

                         Address:
                         111 Lyon St. NW
                         MO RMOBIA
                         Grand Rapids, MI 49503-2495
                         Attention: Seth W. Watson III
                         Phone: (616) 653-5665
                         Fax: (616) 653-5830
                         E-Mail: seth.watson@53.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         NATEXIS BANQUES POPULAIRES, as a Lender

                         By: /s/ Pieter van Tulder
                             ------------------------------------------
                         Name: Pieter van Tulder
                         Title: Vice President & Manager

                         By: /s/ Nicolas Regent
                             ------------------------------------------
                         Name: Nicolas Regent
                         Title: Vice President

                         Address:
                         1251 Avenue of the Americas
                         New York, NY
                         Attention: Anne Ulrich
                         Phone: (212) 872-5102
                         Fax: (212) 872-5163
                         E-Mail: anne.ulrich@nyc.nxbp.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         THE NORTHERN TRUST COMPANY,
                         as a Lender

                         By: /s/ Peter R. Martinets
                             ------------------------------------------
                         Name: Peter R. Martinets
                         Title: Vice President

                         Address:
                         50 South LaSalle Street
                         Chicago, IL 60675
                         Attention: Peter Martinets
                         Phone: (312) 444-4569
                         Fax: (312) 630-6062
                         E-Mail: prm2@ntrs.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         BANQUE DE L'ECONOMIE DU
                         COMMERCE ET DE LA MONETIQUE
                         (BECM), as a Lender

                         By: /s/ Daniel Lartillerie
                             ------------------------------------------
                         Name: Daniel Lartillerie
                         Title: Director

                         By: /s/ Patrick Klein
                             ------------------------------------------
                         Name: Patrick Klein
                         Title: Charge d'Affaires

                         Address:
                         30 Eue Du Doubs
                         67943 STRASBOURG, Cedex 9
                         France
                         Attention: Daniel Lartillerie
                         Phone: 00 33 3 88 14 74 11
                         Fax: 00 33 3 88 14 74 00
                         E-Mail: LARTILDA@bccm.creditmutuel.fr

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         THE BANK OF NEW YORK COMPANY,
                         INC., as a Lender

                         By: /s/ M. Scott Donaldson
                             ------------------------------------------
                         Name: M. Scott Donaldson
                         Title: Assistant Vice President

                         Address:
                         1 Wall Street - 19th Floor
                         New York, NY 10286
                         Attention: S. Donaldson
                         Phone: (212) 635-1243
                         Fax: (212) 635-1208
                         E-Mail: sdonaldson@bankofny.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         JPMORGAN CHASE BANK, as a Lender

                         By: /s/ Beth Grossman
                             ------------------------------------------
                         Name: Beth Grossman
                         Title: Vice President

                         Address:
                         2 Chase Manhattan Plaza, 13th Floor
                         New York, NY 10081
                         Attention: Beth Grossman
                         Telephone No.: (212) 552-4538
                         Facsimile No.: (212) 552-1020
                         E-Mail: beth.grossman@jpmorgan.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         CCF, as a Lender

                         By: /s/ Alberto Calaresu
                             ------------------------------------------
                         Name: Alberto Calaresu
                         Title: Branch Manager

                         By: /s/ Georges Briffaut
                             ------------------------------------------
                         Name: Georges Briffaut
                         Title: Branch Vice Manager

                         Address:
                         11 Place Gutenberg
                         67000 STRASBOURG
                         France
                         Phone: 03 88 37 82 00
                         Fax: 03 88 22 69 37
                         E-Mail: suc-strasbourg@ccf.fr

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         ROYAL BANK OF CANADA, ACTING
                         THROUGH ITS NEW YORK BRANCH, as a Lender

                         By: /s/ Chris Abe
                             ------------------------------------------
                         Name: Chris Abe
                         Title: Manager

                         Address:
                         One Liberty Plaza
                         New York, NY 10006-1404
                         Attention: Nigel Delph
                         Phone: (212) 428-6249
                         Fax: (212) 428-2319
                         E-Mail: Nigel.Delph@rbccm.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                         COOPERATIEVE CENTRALE
                         RAIFFEISEN-BOERENLEENBANK B.A.,
                         "RABOBANK INTERNATIONAL" NEW YORK
                         BRANCH, as a Lender

                         By: /s/ Eric Hurshman
                             ------------------------------------------
                         Name: Eric Hurshman
                         Title: Executive Director

                         By: /s/ Robert S. Bucklin
                             ------------------------------------------
                         Name: Robert S. Bucklin
                         Title: Chief Corporate Banking Officer

                         Address:
                         245 Park Avenue
                         New York, NY 10167
                         Attention: Brett Delfino
                         Phone: (212) 916-3743
                         Fax: (212) 916-7880
                         E-mail: brett.delfino@nyc.rabobank.com

                SIGNATURE PAGE TO STEELCASE INC. CREDIT AGREEMENT

                                    EXHIBIT A

                                       TO

                                CREDIT AGREEMENT

                           REVOLVING LOAN COMMITMENTS

                          LENDER                                           REVOLVING LOAN COMMITMENT
                          ------                                           -------------------------
Bank One, NA (Main Office Chicago)                                               $ 21,000,000
Bank of America, N.A.                                                            $ 21,000,000
BNP Paribas                                                                      $ 21,000,000
Credit Lyonnais                                                                  $ 20,000,000
Societe General                                                                  $ 20,000,000
Standard Federal Bank National Association                                       $ 17,500,000
Fifth Third Bank (Western Michigan)                                              $ 16,500,000
Natexis Banques Populaires                                                       $ 16,500,000
The Northern Trust Company                                                       $ 16,500,000
Banque de l'Economie du Commerce et de la Monetique (BECM)                       $ 13,500,000
The Bank of New York, Inc.                                                       $ 13,500,000
JPMorgan Chase Bank                                                              $ 13,500,000
CCF                                                                              $ 13,500,000
Royal Bank of Canada, acting through its New York Branch                         $ 13,500,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,                            $ 12,500,000
"Rabobank International" New York Branch
TOTAL                                                                            $250,000,000

                                   EXHIBIT A-1

                                       TO

                                CREDIT AGREEMENT

                          EUROCURRENCY PAYMENT OFFICES

AGREED CURRENCY                                       EUROCURRENCY PAYMENT OFFICE
---------------                                       ---------------------------
EURO                                        Bank One, NA London
                                            London England
                                            SWIFT ADDRESS: FNBCGB2X
                                            Account Number: 7170610EUR5001
                                            Account Name: Bank One Loan Services

AGREED CURRENCY                                        U.S. DOLLAR PAYMENT OFFICE
---------------                                        --------------------------
DOLLARS                                     Bank One, NA
                                            Chicago, Illinois 60670
                                            FED ABA: 071 000 013
                                            Account Number: 4811-5286-0000
                                            Account Name: Loan Processing DP
                                            Account Address: 1 Bank One Plaza, Suite IL1-0665
                                                             Chicago, IL 60670-0665

                                      A-1-1

                                    EXHIBIT B

                                       TO

                                CREDIT AGREEMENT

                        FORM OF BORROWING/ELECTION NOTICE

TO: Bank One, NA (Main Office Chicago), as the "Administrative Agent" under that certain Credit Agreement, dated as of July 29, 2003, by and among Steelcase Inc., a Michigan corporation (the "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto (and together with the Company, the "BORROWERS"), the institutions from time to time parties thereto as "Lenders", the Administrative Agent and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

                           The Company hereby gives to the Administrative Agent a Borrowing/Election Notice pursuant to [Section 2.1] [Section 2.2] [Section 2.7] [Section 2.9] of the Credit Agreement [on behalf of _____________________ (the "APPLICABLE SUBSIDIARY BORROWER")](1) and hereby requests to borrow [on behalf of the Applicable Subsidiary Borrower] on ______________ (the "BORROWING DATE"):

                  (a) from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $_________ in Revolving Loans as:

                           1. [ ] a Floating Rate Advance (in Dollars)

                           2. [ ] a Eurocurrency Rate Advance with the following
                                  characteristics:

                                  Interest Period of ___________ month(s)

                                  Agreed Currency: [Dollars] [euro]

                  (b) from the Swing Line Bank a Swing Line Loan in the principal Dollar Amount of $____________ as:

                           1. [ ] a Floating Rate Advance (in Dollars)

                           2. [ ] a Swing Line Loan with the following
                                  characteristics:

                                  Agreed Currency: [Dollars] [euro]

--------------------
(1)      Insert name of any applicable Subsidiary Borrower.

                           Agreed interest rate of ____% per annum

                  The undersigned hereby certifies to the Administrative Agent and the Lenders that: (i) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Loans; (ii) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date (unless, on either such date, such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 are made only as of the Closing Date); (iii) the Dollar Amount of the Revolving Credit Obligations do not, and after making the Loan[s] requested herein would not, exceed the Aggregate Revolving Loan Commitment; and (iv) all other relevant conditions set forth in Article V of the Credit Agreement have been satisfied.

                  Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing/Election Notice.

Dated: ______________                 STEELCASE INC.[, ON BEHALF OF
                                      ________________________], as
                                      the Company

                                      By: ________________________
                                      Name:
                                      Title:

                                    EXHIBIT C

                                       TO

                                CREDIT AGREEMENT

                      FORM OF REQUEST FOR LETTER OF CREDIT

TO: Bank One, NA (Main Office Chicago), as the "Administrative Agent" under that certain Credit Agreement, dated as of July 29, 2003, by and among Steelcase Inc., a Michigan corporation (the "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", the Administrative Agent and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

                  Pursuant to Section 3.4 of the Credit Agreement, the Company hereby gives to the Issuing Bank a request for issuance of a Letter of Credit on behalf of Company for the benefit of (2), in the Dollar Amount of $_________, with an effective date of ______________ (the "EFFECTIVE DATE") and an expiry date of ______________. The Agreed Currency requested for such Letter of Credit is [Dollars] [euro].

[Insert or attach any applicable instructions and /or conditions].

                  The undersigned hereby certifies that: (i) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Effective Date or will result from the issuance of the requested Letter of Credit; (ii) the representations and warranties of the undersigned contained in
Article VI of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Effective Date (unless, on either such date, such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 are made only as of the Closing Date); (iii) the Dollar Amount of the Revolving Credit Obligations do not, and after issuing the Letter of Credit requested hereby would not, exceed the Aggregate Revolving Loan Commitment; and (iv) all other relevant conditions set forth in Section 3.4 and Article V of the Credit Agreement have been satisfied.

----------------------------
(2)      Insert name of beneficiary

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Request for Letter of Credit.

Dated: ______________                STEELCASE INC., as the Company

                                     By: ________________________
                                     Name:
                                     Title:

                                    EXHIBIT D

                                       TO

                                CREDIT AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

         This Assignment Agreement (the "ASSIGNMENT AGREEMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the "Credit Agreement" identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.       Assignor:        ____________________________________________

2.       Assignee:        ____________________________________________[and is an
                          Affiliate/Approved Fund of [identify Lender]](3)

------------------
(3)      Select as applicable.

3.       Company:         Steelcase Inc.

4.       Administrative   Bank One, NA (Main Office Chicago), as the
         Agent:           Administrative Agent under the Credit Agreement

5.       Credit           The Credit Agreement, dated as of July 29, 2003, by
         Agreement        and among Steelcase Inc., a Michigan corporation (the
                          "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank One (Main
                          Office Chicago), as "Administrative Agent", and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

6.       Assigned
         Interest:

--------------------------------------------------------------------------------------------------------
                           Aggregate Dollar Amount        Dollar Amount of
                              of Revolving Loan            Revolving Loan            Percentage Assigned
                          Commitment/Loans for all        Commitment/Loans            of Revolving Loan
Facility Assigned                 Lenders*                    Assigned*              Commitment/Loans(4)
--------------------------------------------------------------------------------------------------------
============ (5)          $                               $                          _______%

--------------------------------------------------------------------------------------------------------
============              $                               $                          _______%
--------------------------------------------------------------------------------------------------------
============              $                               $                          _______%
--------------------------------------------------------------------------------------------------------

6.       Trade Date:      ______________________________________________ (6)

Effective Date: ____________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

----------------------------------

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Revolving Loan Commitment or Loans of all Lenders thereunder.

(5) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement.

(6) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

The terms set forth in this Assignment Agreement are hereby agreed to:

                                      ASSIGNOR
                                      [NAME OF ASSIGNOR]

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      ASSIGNEE
                                      [NAME OF ASSIGNEE]

                                      By: ___________________________________
                                          Name:
                                          Title:

[Consented to and](7) Accepted:

BANK ONE, NA (MAIN OFFICE CHICAGO),
as Administrative Agent

By: ___________________________
    Name:
    Title:

[Consented to:

STEELCASE INC., as the Company
By:
    Name:
    Title:](8)

----------------------------------

(7) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(8) To be added only if the consent of the Company is required by the terms of the Credit Agreement.

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                              ASSIGNMENT AGREEMENT

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment Agreement, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment Agreement is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees (i) that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the Dollar Amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois.

                               SCHEDULE 1 - PART I

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                              SCHEDULE 1 - PART II

            U.S. AND NON-U.S. TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                    EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

         FORM OF OPINION OF ASSISTANT GENERAL COUNSEL TO STEELCASE INC.
                                       AND
   FORM OF OPINION OF WINSTON & STRAWN LLP, SPECIAL COUNSEL TO STEELCASE INC.

                             [Intentionally Omitted]

                                    EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                            LIST OF CLOSING DOCUMENTS

                                    Attached

                                  $250,000,000

                                 STEELCASE INC.
                                 CREDIT FACILITY

                                  July 29, 2003

                           LIST OF CLOSING DOCUMENTS(9)

                          ARTICLE XVI: LOAN DOCUMENTS

         16.1. Credit Agreement (the "CREDIT AGREEMENT") by and among Steelcase Inc., a Michigan corporation (the "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank One, NA (Main Office Chicago), in its capacity as "Administrative Agent", and Bank of America, N.A., in its capacity as "Syndication Agent", evidencing a $250,000,000 revolving credit facility.

                                    EXHIBITS

Exhibit A           --         Revolving Loan Commitments
Exhibit A-1         --         Eurocurrency Payment Offices
Exhibit B           --         Form of Borrowing/Election Notice
Exhibit C           --         Form of Request for Letter of Credit
Exhibit D           --         Form of Assignment Agreement
Exhibit E           --         Form of Company's and Subsidiary Guarantors'
                               Counsel's Opinion
Exhibit F           --         List of Closing Documents
Exhibit G           --         Form of Officer's Certificate
Exhibit H           --         Form of Compliance Certificate
Exhibit I           --         Form of Subsidiary Guaranty
Exhibit J           --         Form of Revolving Loan Note
Exhibit K           --         Form of Assumption Letter
Exhibit L           --         Form of Designation Agreement
Exhibit M           --         Form of Commitment and Acceptance

----------------------------
(9) Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Items appearing in BOLD AND ITALICS shall be prepared and/or provided by the Company and/or the Company's counsel, as appropriate.

                                    SCHEDULES

PRICING SCHEDULE
SCHEDULE 6.21             --         NEGATIVE AND EQUAL AND RATABLE PLEDGE CLAUSES
SCHEDULE 7.3(A)(i)        --         PERMITTED EXISTING NON-GUARANTOR SUBSIDIARY INDEBTEDNESS
SCHEDULE 7.3(C)(ii)       --         PERMITTED EXISTING LIENS
SCHEDULE 7.3(D)(vi)       --         PERMITTED EXISTING NON-OBLIGOR SUBSIDIARY INVESTMENTS
SCHEDULE 7.3(D)(ix)       --         PERMITTED EXISTING ADDITIONAL INVESTMENTS

         16.2. Revolving Loan Notes, to the extent requested under Section 2.12(D) of the Credit Agreement, executed by the Company in favor of each requesting Lender.

         16.3. Subsidiary Guaranty executed by each Subsidiary Guarantor identified on Appendix A hereto (each, an "INITIAL SUBSIDIARY GUARANTOR"), except for Steelcase SAS, in favor of the Administrative Agent for the benefit of the Holders of Obligations.

         16.4. First Demand Guarantee executed by Steelcase SAS in favor of the Administrative Agent for the benefit of the Holders of Obligations.

                       ARTICLE XVII: CORPORATE DOCUMENTS

         17.1. CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY OF THE COMPANY CERTIFYING (i) THAT THERE HAVE BEEN NO CHANGES IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY SINCE THE DATE OF THE MOST RECENT CERTIFICATION THEREOF BY THE SECRETARY OF STATE OF MICHIGAN (AN ORIGINAL OF WHICH IS ATTACHED THERETO), (ii) THE BY-LAWS, AS ATTACHED THERETO, OF THE COMPANY AS IN EFFECT ON THE DATE OF SUCH CERTIFICATION, (iii) RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY AUTHORIZING THE EXECUTION, DELIVERY AND PERFORMANCE OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, AND (iv) THE NAMES AND TRUE SIGNATURES OF THE INCUMBENT OFFICERS OF THE COMPANY AUTHORIZED TO SIGN THE LOAN DOCUMENTS TO WHICH IT IS A PARTY AND TO REQUEST BORROWINGS UNDER THE CREDIT AGREEMENT.

         17.2. GOOD STANDING CERTIFICATE FOR THE COMPANY FROM THE SECRETARY OF STATE OF MICHIGAN.

         17.3. CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY OF EACH INITIAL SUBSIDIARY GUARANTOR CERTIFYING (i) THAT THERE HAVE BEEN NO CHANGES IN THE CERTIFICATE OF INCORPORATION (OR ANALOGOUS CONSTITUENT DOCUMENT) OF SUCH INITIAL SUBSIDIARY GUARANTOR SINCE THE DATE OF THE MOST RECENT CERTIFICATION THEREOF BY THE SECRETARY OF STATE (OR ANALOGOUS CERTIFYING AUTHORITY) OF ITS JURISDICTION OF ORGANIZATION (AS IDENTIFIED ON APPENDIX A HERETO), (ii) THE BY-LAWS (OR ANALOGOUS ORGANIZATIONAL DOCUMENT), AS ATTACHED THERETO, OF SUCH INITIAL SUBSIDIARY GUARANTOR AS IN EFFECT ON THE DATE OF SUCH CERTIFICATION,
(iii) RESOLUTIONS OF THE BOARD OF DIRECTORS (OR ANALOGOUS GOVERNING BODY) OF SUCH INITIAL SUBSIDIARY GUARANTOR AUTHORIZING THE EXECUTION, DELIVERY AND PERFORMANCE OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, AND (iv) THE NAMES AND TRUE SIGNATURES OF THE INCUMBENT OFFICERS OF SUCH INITIAL SUBSIDIARY GUARANTOR AUTHORIZED TO SIGN THE LOAN DOCUMENTS TO WHICH IT IS A PARTY.

         17.4. GOOD STANDING CERTIFICATE (OR THE EQUIVALENTS THEREOF) FOR EACH INITIAL SUBSIDIARY GUARANTOR FROM THE SECRETARY OF STATE (OR ANALOGOUS CERTIFYING AUTHORITY) OF ITS RESPECTIVE JURISDICTION OF ORGANIZATION AND ANY OTHER JURISDICTION IDENTIFIED ON APPENDIX A HERETO.

                            ARTICLE XVIII: OPINIONS

         18.1. OPINION OF WINSTON & STRAWN, SPECIAL OUTSIDE COUNSEL FOR THE COMPANY AND THE INITIAL SUBSIDIARY GUARANTORS.

         18.2. OPINION OF DANIEL J. BRONDYK, IN-HOUSE COUNSEL FOR THE COMPANY AND THE INITIAL SUBSIDIARY GUARANTORS.

         18.3. OPINION OF WINSTON & STRAWN, SPECIAL FRENCH COUNSEL FOR STEELCASE SAS.

               ARTICLE XIX: CLOSING CERTIFICATES AND MISCELLANEOUS

         19.1. WRITTEN MONEY TRANSFER INSTRUCTION.(10)

         19.2. A CERTIFICATE SIGNED BY THE CHIEF FINANCIAL OFFICER OR TREASURER OF THE COMPANY, (a) STATING THAT ON THE CLOSING DATE (BOTH BEFORE AND AFTER GIVING EFFECT TO THE LOANS MADE AND/OR LETTERS OF CREDIT ISSUED THEREON) ALL THE REPRESENTATIONS IN THE CREDIT AGREEMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND NO DEFAULT OR UNMATURED DEFAULT HAS OCCURRED AND IS CONTINUING AND
(b) DEMONSTRATING THAT ON THE CLOSING DATE, (i) THE TOTAL ASSETS OF ALL NON-OBLIGOR SUBSIDIARIES DO NOT EXCEED TWENTY-FIVE PERCENT (25%) OF THE COMPANY'S CONSOLIDATED ASSETS, DETERMINED AS OF THE END OF THE COMPANY'S MOST RECENTLY COMPLETED FISCAL YEAR, AND (ii) THE TOTAL SALES OF ALL NON-OBLIGOR SUBSIDIARIES DO NOT EXCEED TWENTY-FIVE PERCENT (25%) OF THE COMPANY'S CONSOLIDATED SALES, DETERMINED AS OF THE END OF THE COMPANY'S MOST RECENTLY COMPLETED FISCAL YEAR.

         19.3. AN OPENING COMPLIANCE CERTIFICATE, SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE CREDIT AGREEMENT, SIGNED BY THE COMPANY'S CHIEF FINANCIAL OFFICER OR TREASURER, BUT SOLELY DEMONSTRATING COMPLIANCE WITH THE PROVISIONS OF
SECTION 7.4 TO THE CREDIT AGREEMENT AS OF THE END OF THE FISCAL QUARTER ENDING MAY 30, 2003.

         19.4. A CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT, SIGNED BY AN AUTHORIZED OFFICER OF THE COMPANY, (a) IDENTIFYING AND DESCRIBING THE OWNERSHIP OF THE SUBSIDIARIES OF THE COMPANY AS OF THE CLOSING DATE AND (b) IDENTIFYING AND ATTACHING THE INVESTMENT POLICY OF THE COMPANY AS IN EFFECT ON THE CLOSING DATE.

         19.5. PAYOFF LETTER TERMINATING THE PRIOR CREDIT AGREEMENT.

----------------------------
(10)     To be kept on file with the Administrative Agent.

                                   APPENDIX A

                          INITIAL SUBSIDIARY GUARANTORS

                                                  JURISDICTION OF ORGANIZATION AND OTHER
NAME OF INITIAL SUBSIDIARY GUARANTOR                 GOOD STANDING JURISDICTIONS*
Anderson Desk, Inc.                                            California
----------------------------------------------------------------------------------------
Attwood Corporation                                              Michigan
----------------------------------------------------------------------------------------
Brayton International Inc.                                    North Carolina
----------------------------------------------------------------------------------------
Custom Cable Industries, Inc.                                     Florida
----------------------------------------------------------------------------------------
Greensteel, Inc.                                                 Delaware
                                                                 Georgia*
----------------------------------------------------------------------------------------
IDEO Product Development Inc.                                    Michigan
                                                                California*
----------------------------------------------------------------------------------------
Metropolitan Furniture Corporation                              California
----------------------------------------------------------------------------------------
Office Details Inc.                                              Michigan
----------------------------------------------------------------------------------------
PolyVision Corporation                                           New York
                                                                 Georgia*
----------------------------------------------------------------------------------------
Posterloid Corporation                                           Delaware
----------------------------------------------------------------------------------------
Revest Inc.                                                        Texas
                                                                 Georgia*
----------------------------------------------------------------------------------------
Steelcase Development Corporation                                Michigan
----------------------------------------------------------------------------------------
Steelcase Europe, L.L.C.                                         Michigan
----------------------------------------------------------------------------------------
Steelcase Financial Services Inc.                                Michigan
----------------------------------------------------------------------------------------
Steelcase SAS                                                     France
----------------------------------------------------------------------------------------
The Design Tex Group Inc.                                        Michigan
                                                                 New York*
----------------------------------------------------------------------------------------

* -- denotes a jurisdiction other than the Initial Subsidiary Guarantor's jurisdiction of organization

                                    EXHIBIT G
                                       TO
                                CREDIT AGREEMENT

                          FORM OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE

                  I, the undersigned, hereby certify to the "Administrative Agent" and the "Lenders" (each as defined in the Credit Agreement referred to below) that I am the _________________ of Steelcase Inc., a corporation existing under the laws of the State of Michigan (the "COMPANY"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Credit Agreement, dated as of July 29, 2003, by and among the Company, the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank One, NA (Main Office Chicago), as "Administrative Agent", and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

                  I further certify to the Administrative Agent and the Lenders, as such officer and not individually, that, pursuant to Section 7.1(A)(iii) of the Credit Agreement, as of the date hereof:

         1.       The representations and warranties of the Company contained in
                  Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of this Officer's Certificate to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; it being understood and agreed that the representations and warranties set forth in Section 6.5, 6.7 and 6.21 are made only as of the Closing Date.

         2. No Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof):

                 _______________________________________________________________
                 _______________________________________________________________
                 _____________________________________________________________ .

         3. The Company, the Company's chief executive officer and the Company's chief financial officer (and such other officers as are required to be in compliance as of the date hereof) are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

                    [Remainder of page intentionally blank.]

                  IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Company on this ____ day of ___________, ____.

                                    STEELCASE INC., as the Company

                                    By: __________________________________
                                        Name:
                                        Title:

                                   EXHIBIT H
                                       TO
                                CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

         Pursuant to Section 7.1(A)(iii) of that certain Credit Agreement, dated as of July 29, 2003, among Steelcase Inc., (the "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank One, NA (Main Office Chicago), as "Administrative Agent", and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), the Company, through its [chief financial officer] [treasurer], hereby delivers this Compliance Certificate (the "CERTIFICATE") to the Administrative Agent, together with the financial statements being delivered to the Administrative Agent pursuant to Section 7.1(A)[(i)][(ii)] of the Credit Agreement for the accounting period as at, and for the periods ending on, ____________, ____ (the "FINANCIAL STATEMENTS"). Capitalized terms used herein shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

19.6.    1.       I am the duly appointed [chief financial officer] [treasurer]
of the Company;

19.7.    2.       I have made, or have caused to be made under my supervision, such review of the Credit Agreement and of the transactions and conditions of the Company and its Subsidiaries as I deemed necessary for the purposes of providing this Certificate;

19.8.    3.       Schedule I attached hereto sets forth financial data and
computations evidencing the Company's compliance with certain covenants and other provisions of the Credit Agreement related to the information set forth on the Financial Statements, all of which data and computations are true, complete and correct and in conformity with Agreement Accounting Principles.

19.9.    [5.      The financial statements delivered herewith fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries (including, for this purpose, any consolidated Owned Dealer Affiliate) at the dates indicated and the results of their operations and cash flows for the periods ending on the date indicated in conformity with generally accepted accounting principles subject to normal year-end audit adjustments and the absence of footnotes.]11

19.10.

---------------------------
(11) Include this statement with the submission of quarterly financial statements.

19.11. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made as at the date of such financial statements and delivered this ____ day of ___________, ____ .
                 -

         Dated:   _______________, ____

                                        STEELCASE INC., as the Company

                                        By:_____________________________________
                                             Name:
                                             Title:

                                   SCHEDULE I
                            to COMPLIANCE CERTIFICATE

The computations set forth in this Schedule I are designed to facilitate the calculation of financial covenants and certain other provisions in the Credit Agreement relating to the information set forth in the Company's consolidated financial statements delivered with this Certificate. The computations set forth in this Schedule I have been made in accordance with Agreement Accounting Principles which may not conform with generally accepted accounting principles. The use of abbreviated terminology and/or descriptions in the computations below are not in any way intended to override or eliminate the more detailed descriptions for such computations set forth in the relevant provisions of the Credit Agreement, all of which shall be deemed to control. In addition, the failure to identify any specific provisions or terms of the Credit Agreement in this Schedule I does not in any way affect their applicability during the periods covered by such financial statements or otherwise, which shall in all cases be governed by the Credit Agreement.

I.       FINANCIAL COVENANTS

For the purposes of the following covenants, Adjusted EBITDA shall be calculated as follows:

a.       Net Income                                                         $____________

b.   +   Interest Expense to the extent deducted in computing Net Income    $____________

c.   +   Foreign, federal, state and local income taxes to the extent       $____________
         deducted in computing Net Income

d.   +   Cash dividends received from minority interests or joint ventures  $____________

e.   =   EBIT (TOTAL OF a. THROUGH d.)                                      $____________

f.   +   Depreciation expense to the extent deducted in computing EBIT      $____________

g.   +   Amortization expense to the extent deducted in computing           $____________
         EBIT

h.   -   Extraordinary or unusual gains or non-recurring gains to the       $____________
         extent added in computing EBIT

i.   +   Extraordinary or unusual non-cash losses or charges or             $____________
         non-recurring non-cash losses or charges to the extent deducted in computing EBIT (other than non-cash losses or charges to the extent representing accrual of or reserves for cash expenditures in any future period)

j.   +   Any loss or charge on the sale of the Company's lease portfolio    $____________

k.   +   Any loss or charge on the disposition of non-strategic assets      $____________
         divested in the fiscal year ending February 27, 2004
         (MAXIMUM: $25,000,000)

l.   +   Cash charges (net of cash gains) to the extent deducted in         $____________
         computing EBIT identified for the fiscal year ending February
         27, 2004 relating to restructuring activities
         (MAXIMUM: $20,000,000)

m.   +   Any non-cash impairments to fixed assets or goodwill or other      $____________
         intangible assets to the extent deducted in computing EBIT and such fixed assets or goodwill or other intangible assets are identified on the Company's consolidated balance sheet for the fiscal quarter ending May 30, 2003

n.   +   For the fiscal quarter ending May 30, 2003, $13,000,000            $____________

o.   +   For the fiscal quarters ending May 30, 2003 and August 29, 2003,
         $31,000,000

p.   -   For the fiscal quarters ending May 30, 2003, August 29, 2003 and   $____________
         November 28, 2003, $23,000,000

q.   =   ADJUSTED EBITDA                                                    $____________

         A.       Maximum Leverage Ratio (Section 7.4(A)).

1.       Indebtedness of the Company and its consolidated Subsidiaries      $____________
         as at the date of the financial statements delivered with this
         Certificate

2.       Adjusted EBITDA for the four (4) most recently completed fiscal    $____________
         quarters

3.       "Leverage Ratio" (Ratio of I.A.1. to I.A.2.)                       ______ to 1.00

         As of the end of any fiscal quarter of the Company through the fiscal quarter ending August 27, 2004
         (MAXIMUM: 3.00 TO 1.00)

         As of the end of any fiscal quarter of the Company thereafter (MAXIMUM: 2.75 TO 1.00)

         B.       Minimum Consolidated Net Worth (Section 7.4(B)).

                  1.       Consolidated Net Worth

a.     Consolidated Net Worth per consolidated balance
       sheet delivered with this Certificate (adjusted for       $____________
       results of Owned Dealer Affiliates and as otherwise
       required by the Credit Agreement)

b.  +  The amount representing an overall loss, charge or
       deduction in the accumulated other comprehensive income
       or loss accounts (or similarly entitled accounts) of      $____________
       the Company and its Subsidiaries
       (MAXIMUM: $150,000,000)

c.  =  Total for I.B.1.                                          $____________

                  2.       Minimum Consolidated Net Worth

a.       $1,000,000,000                                            $1,000,000,000

b.  +    For each fiscal year beginning with the fiscal year       $____________
         ending February 27, 2004, 50% of Net Income (if
         positive) for such fiscal year

c.  +    50% of the net cash proceeds resulting from the           $____________
         issuance by the Company of any Capital Stock (other
         than sales of shares of the Company's Class A common
         stock occurring substantially contemporaneously with a
         dollar-for-dollar repurchase of shares of the Company's
         Class B common stock, as confirmed by the
         Administrative Agent)

d.  =    Total for I.B.2.                                          $____________

         The amount in I.B.1.c. shall not be less than the total in I.B.2.d.

         C.       Interest Coverage Ratio (Section 7.4(C)).

1.       a.       Adjusted EBITDA for the Company and its consolidated      $____________
                  Subsidiaries for the last four (4) most recently
                  completed fiscal quarters

         b.  -    Capital Expenditures for the Company and its              $____________
                  consolidated Subsidiaries for the last four (4) most
                  recently completed fiscal quarters

         C.  =    TOTAL FOR I.C.1.                                          $____________

2.       Interest Expense for the last four (4) most recently completed     $____________
         fiscal quarters

3.       "Interest Coverage Ratio" (Ratio of I.C.1.c. to I.C.2.)            ______ to 1.00
         (MINIMUM: 2.50 TO 1.00)

         D.       Asset Coverage Ratio (Section 7.4(D)).

TO BE CALCULATED ONLY IF AT THE DATE OF THE FINANCIAL STATEMENTS DELIVERED WITH THIS CERTIFICATE (A) S&P MAINTAINED A S&P RATING OF LESS THAN BBB- OR (b) MOODY'S MAINTAINED A MOODY'S RATING OF LESS THAN Baa3.

1.       a.       Consolidated accounts receivable of the Company which     $____________
                  are not subject to any Lien other than a Customary
                  Permitted Lien

         b.  -    Receivables included in I.D.1.a. with respect to which    $____________
                  the Company or any Affiliate of the Company is the
                  obligor

         c.  +    Consolidated inventory of the Company which is not        $____________
                  subject to any Lien other than a Customary Permitted
                  Lien
                  (MAXIMUM: 50% OF I.D.1.a. - I.D.1.b. + I.D.1.c.)

         d.  =    TOTAL FOR I.D.1.                                          $____________

2.       a.       Outstanding Revolving Credit Obligations                  $____________

         b.  +    Aggregate outstanding principal balance of all            $____________
                  post-closing Equal and Ratable Debt
                  (including new Indebtedness and incremental

              fundings under, and refinancings, replacements and extensions of, Equal and Ratable Debt that is in existence as of the Closing Date), if any, as identified on Exhibit
              A hereto

         c.=  TOTAL FOR I.D.2.                                              $____________

3.       "Asset Coverage Ratio" (Ratio of I.D.1.d. to I.D.2.c.)             ______ to 1.00
         (MINIMUM: 1.75 TO 1.00)

II. OTHER MISCELLANEOUS PROVISIONS RELATING TO INFORMATION ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS

         A.       "Material Subsidiary" Classification (Definitions, Section
                  7.2(I)).

1.       5% of the Company's Consolidated Assets                            $____________

2.       5% of the Company's Consolidated Sales                             $____________

         Identify on Exhibit B hereto:

                  (a)      each Subsidiary Borrower, if any;

                  (b) each other Subsidiary of the Company, the total assets (determined on a consolidated basis for such Subsidiary and its Subsidiaries) of which exceed the lesser of (i) $50,000,000 and (ii) the amount in II.A.1. OR the total sales (determined on a consolidated basis for such Subsidiary and its Subsidiaries) of which exceed the amount in II.A.2.; and

                  (c) each Subsidiary identified in the immediately preceding clause (a) or (b) that is NOT a Subsidiary Guarantor.

         B.       Non-Obligor Coverage Trigger Event (Definitions, Section
                  7.2(I)).

1.       Total assets of all Non-Obligor Subsidiaries, giving effect to     $____________
         any limited Subsidiary Guaranty provided by a Special Foreign
         Subsidiary and otherwise calculated in the manner provided for in the Credit Agreement (as more specifically calculated on
         Exhibit C hereto)

2.       30% of the Company's Consolidated Assets                           $____________

Amount in II.B.1. shall not exceed the amount in II.B.2.

3.       Total sales of all Non-Obligor Subsidiaries, calculated in the     $____________
manner provided for in the Credit Agreement (as more specifically calculated on Exhibit C hereto)

4.       30% of the Company's Consolidated Sales                            $____________

Amount in II.B.3. shall not exceed the amount in II.B.4.

                                    EXHIBIT A
                                       TO
                      SCHEDULE 1 of COMPLIANCE CERTIFICATE

                       Post-Closing Equal and Ratable Debt

                            [Attached] [Not Relevant]

                                    EXHIBIT B
                                       TO
                      SCHEDULE 1 of COMPLIANCE CERTIFICATE

                        Material Subsidiary Calculations

                                    Attached

                                    EXHIBIT C
                                       TO
                      SCHEDULE 1 of COMPLIANCE CERTIFICATE

                       Non-Obligor Subsidiary Calculations

                                    Attached

                                    EXHIBIT I
                                       TO
                                CREDIT AGREEMENT

                           FORM OF SUBSIDIARY GUARANTY

                                    Attached

                           FORM OF SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "GUARANTY") is made as of July 29, 2003, by Anderson Desk, Inc., a California corporation, Attwood Corporation, a Michigan corporation, Brayton International, Inc., a North Carolina corporation, Custom Cable Industries, Inc., a Florida corporation, Greensteel, Inc., a Delaware corporation, IDEO Product Development Inc., a Michigan corporation, Metropolitan Furniture Corporation, a California corporation, Office Details Inc., a Michigan corporation, PolyVision Corporation, a New York corporation, Posterloid Corporation, a Delaware corporation, Revest Inc., a Texas corporation, Steelcase Development Corporation, a Michigan corporation, Steelcase Europe, L.L.C., a Michigan limited liability company, Steelcase Financial Services Inc., a Michigan corporation and The Design Tex Group Inc., a Michigan corporation (each an "INITIAL GUARANTOR", and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the "GUARANTORS"), in favor of Bank One, NA (Main Office Chicago), as the Administrative Agent for the benefit of itself, the Lenders and the other Holders of Obligations. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, Steelcase Inc., a Michigan corporation (the "COMPANY"), has entered into that certain Credit Agreement, dated as of July 29, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among the Company, the "Subsidiary Borrowers" from time to time parties thereto (together with the Company, the "BORROWERS"), the financial institutions from time to time parties thereto as "Lenders", the Administrative Agent and Bank of America, N.A., as Syndication Agent, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrowers;

         WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty, whereby each of the Subsidiary Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Obligations of the Borrowers, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents; and

         WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to each of the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XX: REPRESENTATIONS, WARRANTIES AND COVENANTS. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND TO MAKE THE LOANS AND THE OTHER FINANCIAL ACCOMMODATIONS TO THE BORROWERS AND TO ISSUE THE LETTERS OF CREDIT DESCRIBED IN THE CREDIT AGREEMENT, EACH OF THE GUARANTORS REPRESENTS AND WARRANTS TO EACH LENDER AND THE ADMINISTRATIVE AGENT AS OF THE DATE OF THIS GUARANTY, GIVING EFFECT TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS ON THE CLOSING DATE:

         (A) It (i) is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its property and to conduct its business as presently conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

         (B) It has the requisite power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, including any required board of director, shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  1. None of the execution, delivery and performance by it of this Guaranty will (i) conflict with the charter or other organizational documents of such Guarantor,
                           (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation applicable to such Guarantor, or require termination of any such Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or
                           (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Loan Documents. The execution, delivery and performance by it of this Guaranty do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party, except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

ARTICLE XXI: THE GUARANTY. EACH OF THE GUARANTORS HEREBY UNCONDITIONALLY GUARANTEES, JOINTLY AND SEVERALLY WITH THE OTHER GUARANTORS, THE FULL AND PUNCTUAL PAYMENT BY EACH BORROWER WHEN DUE (WHETHER AT STATED MATURITY, UPON ACCELERATION OR OTHERWISE) OF THE OBLIGATIONS OF SUCH BORROWER, INCLUDING, WITHOUT LIMITATION, (i) THE PRINCIPAL OF AND INTEREST ON EACH ADVANCE MADE TO SUCH BORROWER PURSUANT TO THE CREDIT AGREEMENT, (ii) ANY REIMBURSEMENT OBLIGATIONS OF THE COMPANY OR THE PERFORMANCE BY IT OF SUCH REIMBURSEMENT OBLIGATIONS AND (iii) ALL OTHER AMOUNTS PAYABLE BY SUCH BORROWER UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, (ALL OF THE FOREGOING BEING REFERRED TO COLLECTIVELY AS THE "Guaranteed Obligations"). UPON FAILURE BY ANY BORROWER TO PAY PUNCTUALLY ANY SUCH AMOUNT EACH OF THE GUARANTORS AGREES THAT IT SHALL FORTHWITH ON DEMAND PAY SUCH AMOUNT AT THE PLACE AND IN THE MANNER SPECIFIED IN THE CREDIT AGREEMENT OR THE RELEVANT LOAN DOCUMENT, AS THE CASE MAY BE. EACH OF THE GUARANTORS HEREBY AGREES THAT THIS GUARANTY IS AN ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL GUARANTY OF PAYMENT AND IS NOT A GUARANTY OF COLLECTION.

ARTICLE XXII: GUARANTY UNCONDITIONAL. THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL BE UNCONDITIONAL AND ABSOLUTE AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SHALL NOT BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY:

                  (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

                  (ii) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

                  (iii) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

                  (iv) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (v) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

                           (a) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

                           (b) the election by, or on behalf of, any one or more of the Holders of Obligations, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "BANKRUPTCY CODE"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                           (c) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                           (d) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

                           (e) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

                           (f) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor's obligations hereunder; or

                  (vi) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

ARTICLE XXIII: DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. SUBJECT TO THE TERMS AND PROVISIONS OF SECTION 11.15(C) OF THE CREDIT AGREEMENT, EACH GUARANTOR'S OBLIGATIONS HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL ALL OF THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH AND THE REVOLVING LOAN COMMITMENTS, THE SWING LINE COMMITMENT AND ALL LETTERS OF CREDIT ISSUED UNDER THE CREDIT AGREEMENT (AND OBLIGATIONS TO ISSUE THE SAME) SHALL HAVE TERMINATED OR EXPIRED, AND ALL OTHER FINANCING ARRANGEMENTS AMONG THE BORROWERS OR ANY GUARANTOR AND THE HOLDERS OF OBLIGATIONS UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL HAVE TERMINATED (HEREIN, THE "Termination Conditions"), AND UNTIL THE PRIOR AND COMPLETE SATISFACTION OF THE TERMINATION CONDITIONS, ALL OF THE RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL SURVIVE. IF AT ANY TIME ANY PAYMENT OF THE PRINCIPAL OF OR INTEREST ON ANY ADVANCE OR REIMBURSEMENT OBLIGATION OR ANY OTHER AMOUNT PAYABLE BY ANY BORROWER OR ANY OTHER PARTY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IS RESCINDED OR MUST BE OTHERWISE RESTORED OR RETURNED UPON THE INSOLVENCY, BANKRUPTCY OR REORGANIZATION OF ANY BORROWER OR OTHERWISE, EACH GUARANTOR'S OBLIGATIONS HEREUNDER WITH RESPECT TO SUCH PAYMENT SHALL BE REINSTATED AS THOUGH SUCH PAYMENT HAD BEEN DUE BUT NOT MADE AT SUCH TIME.

ARTICLE XXIV:     GENERAL WAIVERS; ADDITIONAL WAIVERS.

         (A) General Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

         (B) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

                  (i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

                           (g) (A) notice of acceptance hereof; (B) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor's right to make inquiry of the Administrative Agent and the Holders of Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor's risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents;
                                    (F) notice of any Unmatured Default or
                                    Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

                           (h)      its right, if any, to require the
                                    Administrative Agent and the Holders of
                                    Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Holders of Obligations has or may have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

                           (i) (A) any rights to assert against the Administrative Agent and the Holders of Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Holders of Obligations; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated arising by reason of: (1) the impairment or suspension of the Administrative Agent's and the Holders of Obligations' rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Holders of Obligations of the Guaranteed Obligations;
                                    (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Holders of Obligations by operation of law as a result of the Administrative Agent's and the Holders of Obligations' intervention or omission; or (4) the acceptance by the Administrative Agent and the Holders of Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

                           (j) any defense arising by reason of or deriving from any election by the Administrative Agent and the Holders of Obligations under
                                    Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

Without in any way limiting the foregoing, each Guarantor understands that it shall be liable for the full amount of its liability under this Guaranty, notwithstanding foreclosure of any real property securing all or any part of the Obligations by trustee sale or any other reason impairing the right of such Guarantor, the Administrative Agent or any of the other Holders of Obligations to proceed against any Borrower, any other guarantor of any or all of the Obligations or such Borrower's or such guarantor's property. Each Guarantor agrees that all of its obligations under this Guaranty (including its obligation to pay in full all Obligations) shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Guarantor's rights against any Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any other Holder of Obligations. Without limiting the generality of the foregoing or any other provision hereof, each Guarantor hereby waives, to the fullest extent permitted by applicable law in accordance with Section 2856 of the California Civil Code, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive (or any similar laws in California and in any other jurisdiction) and all rights and benefits of California Civil Code Sections 2899 and 3433 (or any similar laws in California and in any other jurisdiction). In addition, without limiting the generality of the foregoing or any other provision hereof, each Guarantor hereby waives, in accordance with
Section 2856 of the California Civil Code, all rights and defenses (including, without limitation, all rights and defenses arising out of an election of remedies by the Administrative Agent or any Holder of Obligations) that such Guarantor may have because the Obligations are secured by real property. This means, among other things:

                  (A) the Administrative Agent or any Holder of Obligations may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; and

                  (B) if the Administrative Agent or any Holder forecloses on any real property collateral pledged by any Borrower:

                           (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                           (2) the Administrative Agent or any Holder of Obligations may collect from each Guarantor even if the Administrative Agent or any Holder of Obligations, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from such Borrower.

                  This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure (or any similar laws in California and in any other jurisdiction).

                  (C) Further, each Guarantor waives all rights and defense arising out of an election of remedies by the Administrative Agent or any Holder of Obligations, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure (or any similar laws in California and in any other jurisdiction).

                  (D) In accordance with Section 13 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflict of laws provisions) of the State of Illinois. This section and other referenced provisions of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Guaranty or to any of the Obligations.

In addition to the foregoing, each Guarantor hereby expressly waives the benefits of Section 2815 of the California Civil Code (or any similar laws in California and in any other jurisdiction) purporting to allow a guarantor to revoke a continuing guaranty with respect to any transactions occurring after the date of such guaranty.

ARTICLE XXV:      SUBROGATION; SUBORDINATION OF INTERCOMPANY INDEBTEDNESS.

         (A) Subrogation. Until the prior and complete satisfaction of all Termination Conditions, each Guarantor, (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Holders of Obligations or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Holders of Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Holders of Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Guarantor hereby expressly and irrevocably
(A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to prior and complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Holders of Obligations and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Holders of Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

         (B) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against any other Guarantor or other guarantor of the Guaranteed Obligations or any Borrower (each as used in this Section 6(b), an "OBLIGOR"), or against any of its properties, including, without limitation, claims arising from Liens or security interests upon property with respect to any indebtedness of any Obligor owing to such Guarantor ("INTERCOMPANY INDEBTEDNESS"), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations and the satisfaction of all other Termination Conditions; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Obligor to the extent permitted by the terms of the Credit Agreement and the other Loan Documents. Should any payment, distribution, security or instrument or proceeds thereof be received by such Guarantor upon or with respect to the Intercompany Indebtedness in contravention of the Credit Agreement or the Loan Documents or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G) of the Credit Agreement, prior to the satisfaction of all of the Termination Conditions, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Obligations, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Holders of Obligations. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Guarantor agrees that until the prior and complete satisfaction of all Termination Conditions, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim such Guarantor has or may have against any Obligor.

ARTICLE XXVI:     CONTRIBUTION WITH RESPECT TO GUARANTEED OBLIGATIONS.

         (A) To the extent that any Guarantor shall make a payment under this Guaranty (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

         (B) As of any date of determination, the "ALLOCABLE AMOUNT" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under
Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  2. This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

                  3. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

                  4. The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the prior and complete satisfaction of the Termination Conditions.

ARTICLE XXVII: STAY OF ACCELERATION. IF ACCELERATION OF THE TIME FOR PAYMENT OF ANY AMOUNT PAYABLE BY ANY BORROWER UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IS STAYED UPON THE INSOLVENCY, BANKRUPTCY OR REORGANIZATION OF ANY BORROWER, ALL SUCH AMOUNTS OTHERWISE SUBJECT TO ACCELERATION UNDER THE TERMS OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL NONETHELESS BE PAYABLE BY EACH OF THE GUARANTORS HEREUNDER FORTHWITH ON DEMAND BY THE ADMINISTRATIVE AGENT.

ARTICLE XXVIII: NOTICES. ALL NOTICES, REQUESTS AND OTHER COMMUNICATIONS TO ANY PARTY HEREUNDER SHALL BE GIVEN IN THE MANNER PRESCRIBED IN ARTICLE XIV OF THE CREDIT AGREEMENT, WITH RESPECT TO THE ADMINISTRATIVE AGENT AT ITS NOTICE ADDRESS THEREIN AND WITH RESPECT TO ANY GUARANTOR AT THE ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS OR TELECOPY NUMBER AS SUCH PARTY MAY HEREAFTER SPECIFY FOR SUCH PURPOSE BY NOTICE TO THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH THE PROVISIONS OF SUCH ARTICLE XIV.

                                Notice Address for Guarantors:

                                c/o Steelcase Inc
                                901 44th Street SE
                                Grand Rapids, MI 49508
                                Attention: Vice President, Finance and Treasurer Telephone No.: (616) 247-2637
                                Facsimile No.: (616) 247-2374

                                with a copy to:
                                901 44th Street SE
                                Grand Rapids, MI 49508
                                Attention: Vice President, General Counsel

ARTICLE XXIX: NO WAIVERS. NO FAILURE OR DELAY BY THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE HEREUNDER SHALL OPERATE AS A WAIVER THEREOF NOR SHALL ANY SINGLE OR PARTIAL EXERCISE THEREOF PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE. THE RIGHTS AND REMEDIES PROVIDED IN THIS GUARANTY, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CUMULATIVE AND NOT EXCLUSIVE OF ANY RIGHTS OR REMEDIES PROVIDED BY LAW.

ARTICLE XXX: SUCCESSORS AND ASSIGNS. THIS GUARANTY IS FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE HOLDERS OF OBLIGATIONS AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, PROVIDED, THAT NO GUARANTOR SHALL HAVE ANY RIGHT TO ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE CONSENT OF ALL OF THE LENDERS, AND ANY SUCH ASSIGNMENT IN VIOLATION OF THIS SECTION 11 SHALL BE NULL AND VOID; AND IN THE EVENT OF AN ASSIGNMENT OF ANY AMOUNTS PAYABLE UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ACCORDANCE WITH THE RESPECTIVE TERMS THEREOF, THE RIGHTS HEREUNDER, TO THE EXTENT APPLICABLE TO THE INDEBTEDNESS SO ASSIGNED, MAY BE TRANSFERRED WITH SUCH INDEBTEDNESS. THIS GUARANTY SHALL BE BINDING UPON EACH OF THE GUARANTORS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

ARTICLE XXXI: CHANGES IN WRITING. OTHER THAN IN CONNECTION WITH THE ADDITION OF AN ADDITIONAL SUBSIDIARY, WHICH SHALL BECOME A PARTY HERETO BY EXECUTING A SUPPLEMENT HERETO IN THE FORM ATTACHED AS ANNEX I, THIS GUARANTY AND ANY PROVISION HEREOF MAY BE CHANGED, WAIVED, DISCHARGED OR TERMINATED ONLY IN A WRITING SIGNED BY EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT WITH THE CONSENT OF THE REQUIRED LENDERS UNDER THE CREDIT AGREEMENT (OR ALL OF THE LENDERS IF REQUIRED PURSUANT TO THE TERMS OF SECTION 9.3 OF THE CREDIT AGREEMENT).

ARTICLE XXXII: GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

ARTICLE XXXIII:   CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) NON-EXCLUSIVE JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH

COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         (B) SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         (C) WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF OBLIGATIONS, IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF OBLIGATIONS, AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE XXXIV: NO STRICT CONSTRUCTION. THE PARTIES HERETO HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS GUARANTY. IN THE EVENT AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS GUARANTY SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE

PARTIES HERETO AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY PROVISIONS OF THIS GUARANTY.

ARTICLE XXXV:     TAXES; EXPENSES OF ENFORCEMENT, ETC.

         (A) Taxes. Each Guarantor agrees to be bound by the terms and provisions of Section 2.14(E) of the Credit Agreement (including, without limitation, the promises made and the obligations accepted by the Borrower therein), as if each reference in such Sections (i) to any "Borrower" were a reference to such Guarantor, (ii) to the Credit Agreement (including any reference to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring thereto) were a reference to this Guaranty, and (iii) to any "Lender" or the "Lenders" were a reference to any "Holder of Obligations" or the "Holders of Obligations".

         (B) Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, the Lenders shall have the right at any time to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. In addition to guaranteeing the Borrowers' expense reimbursement and indemnification obligations described in Section 10.7 of the Credit Agreement (and without limiting the same), the Guarantors agree to reimburse the Administrative Agent for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent), paid or incurred by the Administrative Agent in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

ARTICLE XXXVI: SETOFF. AT ANY TIME AFTER ALL OR ANY PART OF THE GUARANTEED OBLIGATIONS HAVE BECOME DUE AND PAYABLE (BY ACCELERATION OR OTHERWISE), EACH HOLDER OF OBLIGATIONS AND THE ADMINISTRATIVE AGENT MAY, WITHOUT NOTICE TO ANY GUARANTOR AND REGARDLESS OF THE ACCEPTANCE OF ANY SECURITY OR COLLATERAL FOR THE PAYMENT HEREOF, APPROPRIATE AND APPLY TOWARD THE PAYMENT OF ALL OR ANY PART OF THE GUARANTEED OBLIGATIONS (i) ANY INDEBTEDNESS DUE OR TO BECOME DUE FROM SUCH HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT TO ANY GUARANTOR, AND (ii) ANY MONEYS, CREDITS OR OTHER PROPERTY BELONGING TO ANY GUARANTOR, AT ANY TIME HELD BY OR COMING INTO THE POSSESSION OF SUCH HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES.

ARTICLE XXXVII: FINANCIAL INFORMATION. EACH GUARANTOR HEREBY ASSUMES RESPONSIBILITY FOR KEEPING ITSELF INFORMED OF THE FINANCIAL CONDITION OF THE BORROWERS, THE OTHER GUARANTORS AND ANY AND ALL ENDORSERS AND/OR OTHER GUARANTORS OF ALL OR ANY PART OF THE GUARANTEED OBLIGATIONS, AND OF ALL OTHER CIRCUMSTANCES BEARING UPON THE RISK OF NONPAYMENT OF THE GUARANTEED OBLIGATIONS, OR ANY PART THEREOF, THAT DILIGENT INQUIRY WOULD REVEAL, AND EACH GUARANTOR HEREBY AGREES THAT NONE OF THE HOLDERS OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT SHALL HAVE ANY DUTY TO ADVISE SUCH GUARANTOR OF INFORMATION KNOWN TO ANY OF THEM REGARDING SUCH CONDITION OR ANY SUCH CIRCUMSTANCES. IN THE EVENT ANY HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT, IN ITS SOLE DISCRETION, UNDERTAKES AT ANY TIME OR FROM TIME TO TIME TO PROVIDE ANY SUCH INFORMATION TO A GUARANTOR, SUCH HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT SHALL BE UNDER NO OBLIGATION (i) TO UNDERTAKE ANY INVESTIGATION NOT A PART OF ITS REGULAR BUSINESS ROUTINE, (ii) TO DISCLOSE ANY INFORMATION WHICH SUCH HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT, PURSUANT TO ACCEPTED OR

REASONABLE COMMERCIAL FINANCE OR BANKING PRACTICES, WISHES TO MAINTAIN CONFIDENTIAL, (iii) TO MAKE ANY OTHER OR FUTURE DISCLOSURES OF SUCH INFORMATION OR ANY OTHER INFORMATION TO SUCH GUARANTOR OR (iv) TO PROVIDE ANY SUCH INFORMATION TO ANY OTHER GUARANTOR.

ARTICLE XXXVIII: SEVERABILITY. WHEREVER POSSIBLE, EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

II. MERGER. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT OF EACH OF THE GUARANTORS WITH RESPECT TO THE MATTERS CONTAINED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS AGREEMENTS, OR SUBSEQUENT ORAL AGREEMENTS, BETWEEN THE GUARANTOR AND ANY HOLDER OF OBLIGATIONS OR THE ADMINISTRATIVE AGENT.

III. HEADINGS. SECTION HEADINGS IN THIS GUARANTY ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT GOVERN THE INTERPRETATION OF ANY PROVISION OF THIS GUARANTY.

               The remainder of this page is intentionally blank.

         IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

ANDERSON DESK, INC.                             ATTWOOD CORPORATION

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

BRAYTON INTERNATIONAL, INC.                     CUSTOM CABLE INDUSTRIES, INC.

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

GREENSTEEL, INC.                                IDEO PRODUCT DEVELOPMENT INC.

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

METROPOLITAN FURNITURE CORPORATION              OFFICE DETAILS INC.

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

POLYVISION CORPORATION                          POSTERLOID CORPORATION

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

                      SIGNATURE PAGE TO SUBSIDIARY GUARANTY

REVEST INC.                                     STEELCASE DEVELOPMENT
                                                CORPORATION

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

STEELCASE EUROPE, L.L.C.                        STEELCASE FINANCIAL SERVICES
                                                INC.

By:_____________________________                By:_____________________________
Name:                                           Name:
Title:                                          Title:

THE DESIGN TEX GROUP INC.

By:_____________________________
Name:
Title:

                      SIGNATURE PAGE TO SUBSIDIARY GUARANTY

Acknowledged this 29th day of July, 2003
BANK ONE, NA (MAIN OFFICE
CHICAGO), as Administrative Agent

By: ___________________________
Name:
Title:

                      SIGNATURE PAGE TO SUBSIDIARY GUARANTY

                               ANNEX I TO GUARANTY

         Reference is hereby made to the Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "GUARANTY"), dated as of July 29, 2003, made by Anderson Desk, Inc., a California corporation, Attwood Corporation, a Michigan corporation, Brayton International, Inc., a North Carolina corporation, Custom Cable Industries, Inc., a Florida corporation, Greensteel, Inc., a Delaware corporation, IDEO Product Development Inc., a Michigan corporation, Metropolitan Furniture Corporation, a California corporation, Office Details Inc., a Michigan corporation, PolyVision Corporation, a New York corporation, Posterloid Corporation, a Delaware corporation, Revest Inc., a Texas corporation, Steelcase Development Corporation, a Michigan corporation, Steelcase Europe, L.L.C., a Michigan limited liability company, Steelcase Financial Services Inc., a Michigan corporation and The Design Tex Group Inc., a Michigan corporation (each an "INITIAL GUARANTOR", and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the "GUARANTORS"), in favor of Bank One, NA (Main Office Chicago), as the Administrative Agent for the benefit of itself, the Lenders and the other Holders of Obligations (in each case, under and as defined in the Credit Agreement). Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

         By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

         IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.

                                             [NAME OF NEW GUARANTOR]

                                             By: ___________________________
                                             Name:
                                             Title:

                                    EXHIBIT J
                                       TO
                                CREDIT AGREEMENT

                           FORM OF REVOLVING LOAN NOTE

                                                             [_________], 20[__]

   [STEELCASE INC., a Michigan corporation (the "COMPANY")] [NAME OF APPLICABLE SUBSIDIARY BORROWER (the "APPLICABLE SUBSIDIARY BORROWER")], promises to pay to the order of __________________ (the "LENDER") the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the [Company] [Applicable Subsidiary Borrower] pursuant to Article II of the below-described Credit Agreement. Such payments shall be made in immediately available funds on the dates and at the offices of Bank One, NA (Main Office Chicago), as Administrative Agent, specified in the Credit Agreement, together with interest on the unpaid principal amount thereof at the rates and on the dates determined in accordance with the Credit Agreement. The [Company] [Applicable Subsidiary Borrower] shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Termination Date and as otherwise set forth in the Credit Agreement.

   The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

   This Revolving Loan Note (this "NOTE") is one of the promissory notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of July 29, 2003, by and among [the Company, the] [Steelcase Inc., a Michigan corporation, the Applicable Subsidiary Borrower, the other] "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank One, NA (Main Office Chicago), as "Administrative Agent", and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrowers (including the [Company] [Applicable Subsidiary Borrower]) from time to time in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Loan Commitment.

   The [Company] [Applicable Subsidiary Borrower] hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

   This Note shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois, but giving effect to applicable federal laws.

                                       [STEELCASE INC.] [NAME OF APPLICABLE
                                          SUBSIDIARY BORROWER], as the
                                          [Company] [Applicable Subsidiary
                                          Borrower]
                                       By:______________________________________
                                                Name:
                                                Title:

                  Revolving Loan and Principal Payment Schedule
                                       to

  [Steelcase Inc.] [Name of Applicable Subsidiary Borrower] Revolving Loan Note

                          Principal Amount          Maturity of Interest       Principal Amount         Unpaid
Date                     of Revolving Loan                Period                     Paid               Balance
----------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT K
                                       TO
                                CREDIT AGREEMENT

                       FORM OF ASSUMPTION LETTER AGREEMENT

                                     [Date]

To the Administrative Agent and the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of July 29, 2003 among Steelcase Inc., a Michigan corporation (the "COMPANY"), the undersigned (upon the effectiveness of this Assumption Letter and the satisfaction of certain other conditions), the other "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time party thereto as "Lenders", Bank One, NA, as "Administrative Agent", and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

                  The undersigned, [_____________], a[n] [__________
corporation/limited liability company/partnership] [company organized under the laws of [_____________]] (the "NEW SUBSIDIARY BORROWER"), wishes to become a "Subsidiary Borrower" under and as defined in the Credit Agreement, and accordingly hereby agrees that, subject to the satisfaction of the conditions set forth in Section 2.23 and 5.3 of the Credit Agreement, from the date hereof it shall become a "Subsidiary Borrower" under the Credit Agreement, and until the payment in full of the principal of and interest on all Loans made to it and performance of all of its other obligations thereunder, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower" or a "Subsidiary Borrower." Without limiting the generality of the foregoing, the New Subsidiary Borrower hereby represents and warrants that: (i) the representations and warranties relating to such New Subsidiary Borrower and, to the extent applicable, its Subsidiaries, set forth in Article VI (including, without limitation, those set forth in Section 6.22) of the Credit Agreement are true and correct on and as of the date hereof, and
(ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments or modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the New Subsidiary Borrower hereby authorizes the Borrower to act on its behalf as and to the extent provided for in Section 1.3, Article II, Section 10.13(B)(ii) or otherwise in Credit Agreement. [Notwithstanding the preceding sentence, the New Subsidiary Borrower hereby designates the following officers as

"Authorized Officers" thereof (under and as defined in the Credit Agreement):
[_____________].]

                  CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  This Assumption Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the New Subsidiary Borrower has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                     [NAME OF SUBSIDIARY], as the New Subsidiary
                                     Borrower

                                          By::__________________________________
                                          Name:
                                          Title:

                                          Address for Notices under the Credit
                                          Agreement:

                                          [_____________]

Acknowledged by and consented to:

BANK ONE, NA (Main Office Chicago),
as Administrative Agent

By:  _____________________________________
Name:
Title:

STEELCASE INC., as the Company

By:  _____________________________________
Name:
Title:

                                    EXHIBIT L

                                       TO

                                CREDIT AGREEMENT

                          FORM OF DESIGNATION AGREEMENT

                            Dated ____________, 20__

   Reference is made to the Credit Agreement, dated as of July 29, 2003 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Steelcase Inc., a Michigan corporation (the "COMPANY"), the "Subsidiary Borrowers" from time to time parties thereto, the financial institutions from time to time party thereto as "Lenders", Bank One, NA (Main Office Chicago), as "Administrative Agent", and Bank Of America, N.A. as "Syndication Agent". Terms defined in the Credit Agreement are used herein as therein defined.

    ______________ (the "DESIGNATING LENDER") and ______________ (the
"DESIGNATED LENDER") agree as follows:

         (a) The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

         (b) The Designating Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

         (c) The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Articles VI and VII thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Sections 13.1(B)(i) and 13.4 thereof); (vi) agrees that it will comply with the provisions of Section 2.14(E) of the Credit Agreement to the same extent as if it were a Lender; and (vii) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

         (d) Following the execution of this Designation Agreement by the Designating Lender and the Designated Lender, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "EFFECTIVE DATE").

         (e) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to
                  Article II of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

         (f) Each party to this Designation Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This
                  Section 6 of the Designation Agreement shall survive the termination of this Designation Agreement and termination of the Credit Agreement.

         (g) This Designation Agreement shall be governed by, and construed in accordance with, the laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois.

         IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(12):

                                       [NAME OF DESIGNATING LENDER], as the
                                       Designating Lender

                                       By:  _____________________________
                                       Name:
                                       Title:

                                       [NAME OF DESIGNATED LENDER], as the
                                       Designated Lender

                                       By:  ______________________________
                                       Name:
                                       Title:

Accepted and Approved this
____ day of ________, _____

BANK ONE, NA (MAIN OFFICE CHICAGO),
as Administrative Agent

By:  ______________________________
Name:
Title:

---------------------------
(12) This date should be no earlier than the date of acceptance by the Administrative Agent.

                                    EXHIBIT M
                                       TO
                                CREDIT AGREEMENT

                        FORM OF COMMITMENT AND ACCEPTANCE

                             Dated [_______________]

         Reference is made to the Credit Agreement, dated as of July 29, 2003, among Steelcase Inc., a Michigan corporation (the "COMPANY"), the entities from time to time parties thereto as Subsidiary Borrowers (the "SUBSIDIARY BORROWERS" and together with the Company, the "BORROWERS"), the institutions from time to time parties thereto as "Lenders", the Administrative Agent and Bank of America, N.A., as "Syndication Agent" (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

         Pursuant to Section 2.22 of the Credit Agreement, the Company has requested an increase in the Aggregate Revolving Loan Commitment from $______________ to $_____________. Such increase in the Aggregate Revolving Loan Commitment is to become effective on the date (the "EFFECTIVE DATE") which is the later of (i) _________, ____ and (ii) the date on which the conditions precedent set forth in Section 2.22(C) in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Revolving Loan Commitment, the Company, the Administrative Agent and _________________ (the "ACCEPTING BANK") hereby agree as follows:

         1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Revolving Loan Commitment under and for purposes of the Credit Agreement in a Dollar Amount equal to the] [the Revolving Loan Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_________ to the] Dollar Amount set forth opposite the Accepting Bank's name on the signature page hereof.

         [2.      The Accepting Bank hereby (a) represents and warrants that (i)
it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its interest thereunder, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Commitment and Acceptance, (iv) confirms that such Accepting Bank is not satisfying and shall not satisfy any of its obligations pursuant to the Credit Agreement with any assets considered for any purposes as "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance and to assume its interest under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached as Schedule 1 to this Commitment and Acceptance is any documentation required to be delivered by the Accepting Bank with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Accepting Bank and (b) agrees (i) that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.](13)

         [3.]     The Company hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties of the Company contained in Article VI of the Credit Agreement shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date; it being understood and agreed that the representations and warranties set forth in Sections 6.5, 6.7 and 6.21 are made only as of the Closing Date) and (b) no event shall have occurred and then be continuing which constitutes a Default or an Unmatured Default.

         [4.]     THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         [5.]     This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  STEELCASE INC., as the Company

                                  By:___________________________________________
                                  Title:________________________________________

---------------------------
(13) To be included only in a Commitment and Acceptance for a new Lender under the Credit Agreement.

                                  BANK ONE, NA
                                  (Main Office Chicago),
                                  as Administrative Agent

                                  By:___________________________________________
                                  Title:________________________________________

COMMITMENT                              ACCEPTING BANK

$                                       [BANK]

                                        By:_____________________________________
                                        Title: _________________________________

                              [SCHEDULE 1 - PART I

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)](14)

---------------------------
(14) To be included only in a Commitment and Acceptance for a new Lender under the Credit Agreement.

                              [SCHEDULE 1 - PART II

            U.S. AND NON-U.S. TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)]15

---------------------------
(15) To be included only in a Commitment and Acceptance for a new Lender under the Credit Agreement.